

welltower

# 1Q16 | Supplemental Information

# Table of Contents

(dollars in thousands, at Welltower pro rata ownership)

## Portfolio Composition

| | Average Age | Properties | Total | Independent Living | Assisted Living | Memory Care | Long-Term/ Post-Acute Care |
|---|---|---|---|---|---|---|---|
| | | | Beds/Unit Mix | | | | |
| Seniors housing triple-net | 12 | 477 | 43,510 | 11,484 | 23,887 | 7,115 | 1,024 |
| Long-term/post-acute care | 21 | 296 | 35,399 | - | 1,273 | 170 | 33,956 |
| Seniors housing operating | 13 | 445 | 51,398 | 24,443 | 18,048 | 8,643 | 264 |
| | | | Square Feet | | | | |
| Outpatient medical | 11 | 260 | 17,154,156 | | | | |
| Land parcels | | 12 | | | | | |
| **Total** | **15** | **1,490** | | | | | |

## NOI Performance

| | Same Store[1] | | | | | In-Place Portfolio[2] | | |
|---|---|---|---|---|---|---|---|---|
| | Properties | 1Q15 Cash NOI | 1Q16 Cash NOI | % Change | | Properties | Annualized In-Place NOI | % of Total |
| Seniors housing triple-net[3] | 375 | $ 124,171 | $ 127,676 | 2.8% | | 439 | $ 588,364 | 27.7% |
| Long-term/post-acute care[3] | 269 | 100,398 | 103,755 | 3.3% | | 294 | 445,364 | 20.9% |
| Seniors housing operating | 351 | 153,696 | 162,206 | 5.5% | | 433 | 769,068 | 36.1% |
| Outpatient medical | 222 | 72,025 | 73,902 | 2.6% | | 240 | 325,016 | 15.3% |
| **Total** | **1,217** | **$ 450,290** | **$ 467,539** | **3.8%** | | **1,406** | **$ 2,127,812** | **100.0%** |

## Portfolio Performance

| Stable Portfolio[4] | Occupancy | EBITDAR Coverage[5] | EBITDARM Coverage[5] | Private Pay | Medicaid | Medicare | Other Government[6] |
|---|---|---|---|---|---|---|---|
| | | | | Facility Revenue Mix | | | |
| Seniors housing triple-net | 89.4% | 1.10x | 1.27x | 91.7% | 3.4% | 2.0% | 2.9% |
| Long-term/post-acute care | 85.7% | 1.39x | 1.72x | 24.6% | 43.2% | 32.2% | 0.0% |
| Seniors housing operating | 91.4% | n/a | n/a | 98.3% | 0.1% | 0.2% | 1.4% |
| Outpatient medical | 94.8% | n/a | n/a | 99.0% | 0.0% | 0.0% | 1.0% |
| **Total** | | **1.23x** | **1.47x** | **88.4%** | **5.8%** | **4.4%** | **1.4%** |

Notes:
(1) See page 28 for reconciliation.
(2) Excludes land parcels, loans, developments and investments held for sale. See page 26 for reconciliation.
(3) Same store cash NOI for these property types represents rent cash receipts excluding the impact of expansions.
(4) Data as of March 31, 2016 for seniors housing operating and outpatient medical and December 31, 2015 for remaining asset types.
(5) Represents trailing twelve month coverage metrics.
(6) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars in thousands at Welltower pro rata ownership)

## Relationship Investment History


$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
2012
2013
2014
2015
1Q16
Existing relationships
New relationships

## Gross Investments

| | 2012 | 2013 | 2014 | 2015 | 1Q16 | Quarterly Average |
|---|---|---|---|---|---|---|
| Existing | $ 3,580,331 | $ 4,128,843 | $ 2,018,581 | $ 3,707,612 | $ 348,241 | $ 810,800 |
| New | 1,184,398 | 1,226,188 | 1,561,250 | 1,112,520 | - | 299,080 |
| Total | $ 4,764,729 | $ 5,355,031 | $ 3,579,831 | $ 4,820,132 | $ 348,241 | $ 1,109,880 |
| % Existing | 75% | 77% | 56% | 77% | 100% | 73% |

## Detail of Acquisitions/JVs

| | 2012 | 2013 | 2014 | 2015 | 1Q16 | Total |
|---|---|---|---|---|---|---|
| Count | 47 | 20 | 41 | 44 | 8 | 160 |
| Total | $ 3,716,526 | $ 4,923,740 | $ 2,981,276 | $ 3,765,912 | $ 204,216 | $ 15,591,670 |
| Low | 4,330 | 6,086 | 3,500 | 6,080 | 11,610 | 3,500 |
| Median | 31,080 | 45,990 | 31,150 | 33,513 | 22,337 | 31,205 |
| High | 509,465 | 2,328,630 | 880,157 | 437,472 | 57,792 | 2,328,630 |

## Investment Timing

| | Acquisitions/ Joint Ventures | Yield | Loan Advances(1) | Yield | Construction Conversions | Yield | Dispositions | Yield |
|---|---|---|---|---|---|---|---|---|
| January | $ 44,725 | 6.9% | $ 5,898 | 10.6% | $ - | 0.0% | $ 13,562 | 9.2% |
| February | 129,391 | 7.3% | 36,063 | 9.9% | - | 0.0% | 34,925 | 7.2% |
| March | 30,100 | 7.1% | 6,478 | 9.7% | 46,243 | 8.4% | 67,871 | 10.8% |
| **Total** | **$ 204,216** | **7.2%** | **$ 48,439** | **9.9%** | **$ 46,243** | **8.4%** | **$ 116,358** | **9.5%** |

Notes:

(1) Includes advances for non-real estate loans and excludes advances for development loans.

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)

## Gross Investment Activity

| | First Quarter 2016 | | | | | | |
|---|---|---|---|---|---|---|---|
| | Properties | Beds / Units / Square Feet | | | Pro Rata Amount | Investment Per Bed / Unit / SqFt | Yield |
| **Acquisitions / Joint ventures[1]** | | | | | | | |
| Seniors housing triple-net | 2 | 140 | units | $ | 69,402 | $ 495,729 | 6.9% |
| Long-term/post-acute care | 3 | 295 | beds | | 64,523 | 218,722 | 7.5% |
| Seniors housing operating | 2 | 144 | units | | 52,654 | 373,611 | 7.5% |
| Outpatient medical | 1 | 71,648 | sf | | 17,637 | 246 | 6.0% |
| **Total acquisitions** | **8** | | | **$** | **204,216** | | **7.2%** |
| **Development[2]** | | | | | | | |
| Development projects: | | | | | | | |
| Seniors housing triple-net | 16 | 1,628 | units | | 48,020 | | |
| Long-term/post-acute care | 1 | 124 | beds | | 3,847 | | |
| Seniors housing operating | 13 | 977 | units | | 13,400 | | |
| Outpatient medical | 9 | 642,683 | sf | | 28,932 | | |
| **Total development projects** | **39** | | | **$** | **94,199** | | |
| Expansion projects: | | | | | | | |
| Seniors housing triple-net | 1 | 10 | units | | 1,062 | | |
| Seniors housing operating | 1 | 18 | units | | 325 | | |
| **Total expansion projects** | **2** | | | **$** | **1,387** | | |
| **Total development** | **41** | | | **$** | **95,586** | | **7.7%** |
| **Loan advances[3]** | | | | | **48,439** | | **9.9%** |
| **Gross investments** | | | | **$** | **348,241** | | **7.7%** |
| **Dispositions[4]** | | | | | | | |
| Loans receivable | | | | | 116,358 | | 9.5% |
| **Net investments** | | | | **$** | **231,883** | | |

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion divided by commitment amount for SHNNN and LTPAC and annualized cash NOI to be generated upon stabilization divided by commitment amount for SHO and OM.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

# Property Acquisitions/Joint Ventures Detail

| Operator | Units | Location | | | | MSA |
|---|---|---|---|---|---|---|
| **Seniors Housing Triple-Net** | | | | | | |
| Signature Senior Lifestyle | 79 | 210 Little Marlow Road | Marlow | | UK | Greater London |
| Watermark Retirement Communities | 61 | 1275 SW State Street | Ankeny | Iowa | US | Des Moines |
| **Subtotal** | **140** | | | | | |
| **Long-Term/Post-Acute Care** | | | | | | |
| The Ensign Group, Inc. | 125 | 7600 Antioch Road | Overland Park | Kansas | US | Kansas City |
| The Ensign Group, Inc. | 100 | 21250 W 151 Street | Olathe | Kansas | US | Kansas City |
| Trilogy Health Services | 70 | 400 Industries Road | Richmond | Indiana | US | |
| **Subtotal** | **295** | | | | | |
| **Seniors Housing Operating** | | | | | | |
| Silverado Senior Living | 90 | 14058 A Bee Cave Parkway | Bee Cave | Texas | US | Austin |
| Sunrise Senior Living | 54 | 111 Merrydale Road | San Rafael | California | US | San Francisco |
| **Subtotal** | **144** | | | | | |

**Outpatient Medical**

| Health System | Square Feet | Location | | | | MSA |
|---|---|---|---|---|---|---|
| Ascension Health | 71,648 | 1550 Midway Place | Menasha | Wisconsin | US | |

(dollars in thousands at Welltower pro rata ownership)

## In-Place NOI Diversification(1)

| By Partner: | Total Properties | Seniors Housing Triple-net | Long-Term/ Post-Acute Care | Seniors Housing Operating | Outpatient Medical | Total | % of Total |
|---|---|---|---|---|---|---|---|
| Sunrise Senior Living | 144 | $ - | $ - | $ 301,652 | $ - | $ 301,652 | 14.2% |
| Genesis Healthcare | 185 | 6,232 | 279,552 | - | - | 285,784 | 13.4% |
| Brookdale Senior Living | 147 | 136,176 | - | 23,068 | - | 159,244 | 7.5% |
| Revera | 97 | - | - | 106,880 | - | 106,880 | 5.0% |
| Benchmark Senior Living | 47 | - | - | 97,244 | - | 97,244 | 4.6% |
| Brandywine Senior Living | 27 | 68,872 | - | - | - | 68,872 | 3.2% |
| Belmont Village | 21 | - | - | 64,692 | - | 64,692 | 3.0% |
| Senior Lifestyle | 30 | 55,424 | - | - | - | 55,424 | 2.6% |
| Avery Healthcare | 40 | 45,892 | - | - | - | 45,892 | 2.2% |
| Silverado Senior Living | 28 | 7,256 | - | 29,776 | - | 37,032 | 1.7% |
| Remaining | 640 | 268,512 | 165,812 | 145,756 | 325,016 | 905,096 | 42.6% |
| **Total** | **1,406** | **$ 588,364** | **$ 445,364** | **$ 769,068** | **$ 325,016** | **$ 2,127,812** | **100.0%** |

| By Country: | Total Properties | Seniors Housing Triple-net | Long-Term/ Post-Acute Care | Seniors Housing Operating | Outpatient Medical | Total | % of Total |
|---|---|---|---|---|---|---|---|
| United States | 1,170 | $ 529,181 | $ 439,340 | $ 535,784 | $ 304,692 | $ 1,808,997 | 85.0% |
| United Kingdom | 89 | 56,091 | - | 90,896 | 20,324 | 167,311 | 7.9% |
| Canada | 147 | 3,092 | 6,024 | 142,388 | - | 151,504 | 7.1% |
| **Total** | **1,406** | **$ 588,364** | **$ 445,364** | **$ 769,068** | **$ 325,016** | **$ 2,127,812** | **100.0%** |

| By MSA: | Total Properties | Seniors Housing Triple-net | Long-Term/ Post-Acute Care | Seniors Housing Operating | Outpatient Medical | Total | % of Total |
|---|---|---|---|---|---|---|---|
| New York | 62 | $ 66,108 | $ 26,208 | $ 47,344 | $ 4,616 | $ 144,276 | 6.8% |
| Philadelphia | 53 | 31,504 | 58,348 | 7,300 | 20,524 | 117,676 | 5.5% |
| Greater London | 36 | 17,395 | - | 60,032 | 20,324 | 97,751 | 4.6% |
| Los Angeles | 53 | 3,544 | - | 68,024 | 19,280 | 90,848 | 4.3% |
| Boston | 42 | 1,688 | 18,476 | 55,140 | 1,040 | 76,344 | 3.6% |
| Dallas | 47 | 24,620 | 3,480 | 12,556 | 27,196 | 67,852 | 3.2% |
| Chicago | 28 | 20,696 | 4,912 | 24,536 | 3,320 | 53,464 | 2.5% |
| Seattle | 28 | 23,944 | - | 14,476 | 12,628 | 51,048 | 2.4% |
| Washington D.C. | 23 | 6,268 | 20,976 | 18,596 | - | 45,840 | 2.2% |
| Houston | 23 | 2,448 | 1,480 | 8,564 | 23,792 | 36,284 | 1.7% |
| Toronto | 26 | - | - | 34,336 | - | 34,336 | 1.6% |
| Miami | 29 | 10,640 | 1,864 | 4,660 | 15,714 | 32,878 | 1.5% |
| Atlanta | 22 | 8,692 | - | 10,820 | 12,661 | 32,173 | 1.5% |
| San Diego | 12 | - | 2,608 | 27,724 | 1,376 | 31,708 | 1.5% |
| Indianapolis | 17 | 12,660 | 9,756 | - | 7,768 | 30,184 | 1.4% |
| Kansas City | 24 | 7,472 | 5,252 | 9,008 | 6,696 | 28,428 | 1.3% |
| Minneapolis | 18 | 10,648 | - | 5,568 | 11,820 | 28,036 | 1.3% |
| Milwaukee | 15 | 7,096 | 4,232 | - | 14,612 | 25,940 | 1.2% |
| San Francisco | 10 | 12,176 | - | 12,856 | - | 25,032 | 1.2% |
| Baltimore | 18 | - | 18,495 | - | 5,204 | 23,699 | 1.1% |
| Remaining | 820 | 320,765 | 269,277 | 347,528 | 116,445 | 1,054,015 | 49.6% |
| **Total** | **1,406** | **$ 588,364** | **$ 445,364** | **$ 769,068** | **$ 325,016** | **$ 2,127,812** | **100.0%** |

Notes:

(1) Represents current quarter annualized in-place NOI. See page 26 for reconciliation.

## Top Ten Operating Partner Descriptions

**Sunrise Senior Living**, located in McLean, VA, is a privately held company that operates over 300 premium private pay seniors housing communities with over 27,000 units in the United States, Canada, and the United Kingdom. The portfolio is concentrated in infill locations in major metro markets. As of 3/31/2016, the Welltower portfolio consisted of 154 private pay seniors housing facilities in three countries.

**Genesis Healthcare** (NYSE:GEN), located in Kennett Square, PA, is a publicly traded company that is the nation's largest skilled nursing care provider with more than 500 skilled nursing centers and assisted living residences in 34 states nationwide. Genesis also provides rehabilitation therapy to over 1,700 healthcare providers in 45 states and the District of Columbia. As of 3/31/2016, the Welltower portfolio consisted of 13 seniors housing properties and 174 long-term/post-acute care properties in 16 states.

**Brookdale Senior Living** (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides independent living, assisted living, memory care, and rehab services. The company operates approximately 1,150 seniors housing facilities located in 47 states and has the ability to serve about 100,000 residents. As of 3/31/2016, the Welltower portfolio consisted of 148 seniors housing facilities in 29 states.

**Revera**, headquartered in Mississauga, Ontario, is owned by Canada's Public Sector Pension Investment Board and is the second largest seniors housing operator in Canada. The company operates over 200 seniors housing and long-term care facilities in Canada and the United States. As of 3/31/2016, the Welltower portfolio consisted of 97 private pay seniors housing facilities located across seven Canadian Provinces.

**Benchmark Senior Living**, located in Waltham, MA, is a privately held company that operates 53 premium private pay seniors housing facilities with over 4,500 residents with a concentration in New England. As of 3/31/2016, the Welltower portfolio consisted of 49 private pay seniors housing facilities in six states.

**Brandywine Senior Living**, located in Mount Laurel, NJ, is a privately held company that operates 27 premium private pay seniors housing facilities with over 2,500 units in five states with a concentration in infill markets in the Mid-Atlantic. As of 3/31/2016, the Welltower portfolio consisted of 29 private pay seniors housing facilities in six states.

**Belmont Village**, located in Houston, TX, is a privately held company that operates 24 premium private pay seniors housing facilities in 7 U.S. States and an additional facility in Mexico City. The portfolio is concentrated in infill locations in major metro markets. As of 3/31/2016, the Welltower portfolio consisted of 21 private pay seniors housing facilities in six states.

**Senior Lifestyle**, located in Chicago, IL is a privately held company that operates premium private pay communities across the full spectrum of independent living, assisted living, rehabilitation, skilled nursing, memory care and continuing care in metro markets across the United States. The company operates 170 facilities in 27 states. As of 3/31/2016, the Welltower portfolio consisted of 30 private pay seniors housing facilities in ten states.

**Avery,** located in Northampton, UK, is a privately held company that develops and operates high quality private pay oriented seniors housing facilities across England. As of 3/31/2016, the Welltower portfolio consisted of 48 private pay seniors housing facilities in nine counties in England.

**Silverado,** located in Irvine, CA, is a privately held company that specializes in memory care, hospice care and home health services. Silverado operates 31 Memory Care facilities in urban and suburban markets in six states. As of 3/31/2016, the Welltower portfolio consisted of 28 seniors housing facilities in six states.

## Portfolio Performance - Triple-Net Payment Coverage Stratification

| | EBITDARM Coverage[1] | | | | | EBITDAR Coverage[1] | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| % of total NOI[2] | Seniors Housing Triple-net | Long-Term/ Post-Acute Care | Total | Weighted Average Maturity | Number of Leases | Seniors Housing Triple-net | Long-Term/ Post-Acute Care | Total | Weighted Average Maturity | Number of Leases |
| <0.85x | 0.5% | 0.1% | 0.6% | 5 | 2 | 1.0% | 0.1% | 1.0% | 8 | 3 |
| 0.85x-0.95x | | | | | - | 0.1% | 0.1% | 0.2% | 6 | 3 |
| 0.95x-1.05x | 0.6% | | 0.6% | 9 | 2 | 6.2% | 0.6% | 6.7% | 12 | 6 |
| 1.05x-1.15x | 3.5% | | 3.5% | 12 | 3 | 5.8% | | 5.8% | 10 | 4 |
| 1.15x-1.25x | 6.8% | 0.1% | 6.9% | 11 | 4 | 3.2% | 1.2% | 4.3% | 13 | 7 |
| 1.25x-1.35x | 2.9% | 0.0% | 3.0% | 12 | 6 | 1.6% | 14.3% | 15.9% | 15 | 4 |
| >1.35x | 6.3% | 19.7% | 25.9% | 13 | 24 | 2.6% | 3.7% | 6.3% | 8 | 14 |
| **Total** | **20.5%** | **19.9%** | **40.4%** | **12** | **41** | **20.5%** | **19.9%** | **40.4%** | **12** | **41** |

## Master Leases with EBITDAR Coverage < 0.95x

| Investment Type | EBITDARM Coverage | EBITDAR Coverage | % of Total NOI[2] | Current on Rent[3] | Subordinated Management Fees | Guaranty | Letter of Credit / Security Deposit | Targeted Disposition |
|---|---|---|---|---|---|---|---|---|
| LT/PAC | 0.27x | 0.01x | 0.1% | √ | √ | √ | | |
| SH NNN | 0.73x | 0.51x | 0.5% | √ | √ | √ | | |
| SH NNN | 0.95x | 0.81x | 0.5% | √ | √ | √ | √ | |
| SH NNN | 1.03x | 0.86x | 0.1% | √ | √ | √ | √ | |
| LT/PAC | 1.26x | 0.90x | 0.0% | √ | √ | √ | √ | |
| LT/PAC | 1.17x | 0.93x | 0.1% | √ | √ | √ | | |

## Long-Term/Post-Acute Care NOI by Quality Mix

| Quality Mix[4] | Properties | NOI (thousands)[2] | % of NOI |
|---|---|---|---|
| 0-10% | - | $ - | 0.0% |
| 10-20% | 7 | 2,439 | 1.7% |
| 20-30% | 29 | 14,470 | 10.1% |
| 30-40% | 39 | 16,400 | 11.5% |
| 40-50% | 57 | 24,002 | 16.8% |
| 50-60% | 51 | 21,824 | 15.2% |
| 60-70% | 33 | 14,151 | 9.9% |
| 70-80% | 16 | 5,700 | 4.0% |
| 80-90% | 17 | 6,358 | 4.4% |
| 90-100% | 40 | 21,103 | 14.7% |
| Other[5] | 8 | 16,776 | 11.7% |
| **Total** | 297 | $ 143,223 | 100.0% |

## Genesis Performance Summary[6]

| | |
|---|---|
| Occupancy | 87.7% |
| Quality mix[4] | 47.7% |
| Facility-level EBITDARM Coverage | 1.58 |
| Facility-level EBITDAR Coverage | 1.27 |
| Corporate Fixed Charge Coverage[7] | 1.31 |

Notes:

(1) Represents trailing twelve month coverage metrics as of December 31, 2015 for stable portfolio only. Excludes properties acquired during the time period. Agreements included represent 77% of total seniors housing triple-net and long-term/post-acute care NOI. Agreements with mixed units use the predominant type based on investment balance, and agreements with cross-default protection are represented as one agreement, including agreements that will be added to a master lease upon third party debt repayment.

(2) See page 20 for NOI reconciliation.

(3) Rent is current if < 90 days outstanding as of March 31, 2016.

(4) Represents the quality mix for the quarter ending December 31, 2015. Quality mix represents non-Medicaid revenues as a percentage of total revenues.

(5) Represents interest income and NOI generated by properties (a) that were held for sale, transitioned less than 12 months prior to current quarter end, or disposed of during the current quarter, or (b) that did not provide payer mix data for the quarter ending December 31, 2015.

(6) Data as of December 31, 2015. Occupancy, quality mix and facility-level payment coverage exclude four Welltower-developed properties that are in lease-up. EBITDAR/EBITDARM and coverage metrics are based on the trailing twelve months. Facility-level payment coverage is based on cash rent in the denominator. Corporate-level fixed charge coverage is based on cash rent and cash interest in the denominator.

(7) All properties are leased under a single master lease that matures in 2032. The master lease is fully guaranteed by the Genesis parent company. Fixed charge coverage is based on the pro forma trailing twelve months combined results of Genesis and Skilled Healthcare Group, before synergies.

(Currency amounts in thousands, except per bed/unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

## Quality Indicators

| Long-Term/Post-Acute Care | | US Portfolio[1,3] | | Industry Benchmarks[2] |
|---|---|---|---|---|
| Property age | | 22 | | 37 |
| Quality mix (days) | | 37.4% | | 34.8% |
| EBITDARM per bed | $ | 20,943 | | DNA |
| EBITDARM margin | | 19.9% | | 12.9% |

| Seniors Housing Operating | | US Portfolio[3,5,6] | | Industry Benchmarks[4] |
|---|---|---|---|---|
| Property age | | 12 | | 20 |
| 5 year total population growth | | 3.8% | | 3.7% |
| 5 year 75+ population growth | | 12.8% | | 11.6% |
| Housing value | $ | 465,864 | $ | 192,432 |
| Household income | $ | 80,491 | $ | 55,551 |
| REVPOR (monthly) | $ | 6,724 | $ | 4,383 |
| SS REVPOR growth (average) | | 3.8% | | 2.7% |
| SSCNOI per unit (annual) | $ | 23,145 | $ | 16,879 |
| SSCNOI growth (average) | | 4.6% | | DNA |

| | | UK Portfolio[3,5,6] | | Industry Benchmarks[7] |
|---|---|---|---|---|
| Property age | | 9 | | 20 |
| Units per property | | 80 | | 38 |
| 5 year total population growth | | 3.1% | | 2.7% |
| 5 year 75+ population growth | | 8.6% | | 8.4% |
| Housing value | £ | 394,273 | £ | 250,473 |
| REVPOR (monthly) | £ | 6,208 | £ | 2,933 |
| SS REVPOR growth (average) | | 2.5% | | 2.3% |
| SSCNOI per unit (annual) | £ | 21,122 | £ | 7,950 |
| SSCNOI growth (average) | | -0.9% | | DNA |

| | | Canadian Portfolio[3,5,6] | | Industry Benchmarks[8] |
|---|---|---|---|---|
| Occupancy | | 92.6% | | 91.1% |
| 5 year total population growth | | 5.6% | | 5.0% |
| 5 year 75+ population growth | | 12.8% | | DNA |
| Housing value | $ | 495,689 | $ | 394,481 |
| Household income | $ | 101,884 | $ | 89,484 |
| REVPOR (monthly) | $ | 3,506 | $ | 2,263 |
| SS REVPOR growth (average) | | 2.6% | | 2.0% |
| SSCNOI per unit (annual) | $ | 14,482 | | DNA |
| SSCNOI growth (average) | | 4.3% | | DNA |

Notes:

(1) Welltower data as of December 31, 2015 for long-term/post-acute care. All metrics except age and quality mix (days) are based on Welltower's stable portfolio. EBITDARM per bed and EBITDARM margin figures represent trailing twelve months results.

(2) Property age per 1Q16 NIC MAP for Majority NC Properties in the primary and secondary markets; quality mix per NIC Skilled Nursing Data Report, December 31, 2015 and reported in days; EBITDARM margin per NIC Investment Guide/Valuation & Information Group.

(3) Property age, housing value and household income are NOI-weighted as of March 31, 2016. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent average performance of Welltower's same store portfolio over the past four quarters. See page 27 and 29 for reconciliations.

(4) Property age, REVPOR and REVPOR growth per 1Q16 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2016-2021 Nielsen projections; housing value and household income are the US median per Nielsen 2016; NOI per unit per The State of Seniors Housing 2015.

(5) REVPOR is based on total 1Q16 results. See page 27 for reconciliation.

(6) Represents the annual NOI per unit available based on trailing twelve months for those properties in the portfolio for 15 months preceding the end of the portfolio performance period. NOI per unit for UK portfolio in GBP calculated by taking NOI per unit in USD divided by a standardized GBP/USD rate of 1.4950. NOI per unit for Canadian portfolio in CAD calculated by taking NOI per unit in USD divided by a standardized CAD/USD rate of 1.3495. See page 29 for reconciliation.

(7) Property age and units per property per LaingBuisson, Care of Older People 27th Edition; population growth reflects 2015-2020 CACI projections; housing value represents UK average per CACI 2015; REVPOR, REVPOR growth and NOI per unit per Knight Frank 2015 Care Homes Trading Performance Review and assumes a 5% management fee.

(8) Occupancy per Canada Mortgage and Housing Corporation's Seniors' Housing Report 2015; population growth reflects 2015-2020 Environics projection; housing value and household income represents Canadian average per Environics 2015; REVPOR and REVPOR growth represent annual averages from CMHC Seniors' Housing Report.

(dollars in thousands at Welltower pro rata ownership)

## New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 1.8% of our total annualized in-place NOI.

**3-Mile Ring[1]**

| | Welltower | | | Welltower | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| MSA | Prop. / Units | Annualized In-Place NOI[2] | % of US SHO Portfolio | Prop. / Units Under Construction[3] | Prop. / Units Potentially Impacted | NOI Potentially Impacted[4] | 5 Year Total Pop. Growth[5] | 5 Year 75+ Pop. Growth[5] | Avg. Pop. Density[6] | Household Income[7] | Housing Value[7] | Est. Net Annual Inventory Growth[8] | Est. Annual Job Growth[9] |
| Los Angeles | 28 / 2,975 | $68,024 | 12.7% | 1 / 222 | 1 / 92 | $887 | 4.2% | 11.6% | 7,081 | $76,255 | $756,761 | -0.1% | 2.6% |
| Boston | 27 / 1,989 | 55,140 | 10.3% | 2 / 205 | 2 / 144 | 4,359 | 4.1% | 11.3% | 3,218 | 92,215 | 512,345 | 2.2% | 1.8% |
| New York | 16 / 1,217 | 47,344 | 8.8% | 2 / 304 | 2 / 142 | 5,393 | 1.4% | 7.9% | 5,534 | 99,433 | 491,379 | 0.9% | 2.0% |
| San Diego | 9 / 1,226 | 27,724 | 5.2% | 2 / 130 | 2 / 203 | 800 | 5.0% | 14.0% | 4,898 | 82,053 | 651,278 | 1.1% | 2.9% |
| Chicago | 13 / 1,556 | 24,536 | 4.6% | 7 / 669 | 7 / 802 | 8,241 | 1.1% | 12.6% | 3,463 | 75,113 | 283,151 | 6.0% | 1.7% |
| Washington D.C. | 7 / 597 | 18,596 | 3.5% | 1 / 100 | 1 / 47 | 566 | 4.9% | 14.3% | 4,111 | 108,323 | 680,459 | 2.0% | 1.5% |
| San Jose | 5 / 616 | 15,604 | 2.9% | 1 / 66 | 2 / 232 | 2,000 | 6.6% | 12.1% | 6,752 | 93,334 | 807,328 | 0.3% | 3.8% |
| Seattle | 9 / 860 | 14,476 | 2.7% | 1 / 60 | 1 / 64 | 5 | 5.7% | 16.0% | 5,000 | 76,652 | 479,045 | 5.4% | 3.2% |
| New Haven | 6 / 688 | 12,992 | 2.4% | - | - | - | 0.1% | 5.4% | 2,374 | 59,731 | 219,797 | -0.1% | 0.7% |
| San Francisco | 5 / 404 | 12,856 | 2.4% | - | - | - | 5.1% | 12.9% | 4,533 | 89,708 | 788,397 | 3.1% | 3.4% |
| Dallas | 7 / 975 | 12,556 | 2.3% | 1 / 150 | 1 / 211 | 1,281 | 6.2% | 25.5% | 3,988 | 67,137 | 275,114 | 5.3% | 3.5% |
| Atlanta | 8 / 771 | 10,820 | 2.0% | 3 / 357 | 2 / 158 | 2,327 | 7.1% | 24.2% | 3,287 | 85,222 | 372,779 | 10.4% | 2.9% |
| Norwalk | 3 / 328 | 9,916 | 1.9% | - | - | - | 2.7% | 11.3% | 1,731 | 98,957 | 445,311 | 0.4% | 0.3% |
| Tampa | 3 / 905 | 9,316 | 1.7% | - | - | - | 9.4% | 18.1% | 1,318 | 67,125 | 211,980 | 1.2% | 3.2% |
| Kansas City | 6 / 785 | 9,008 | 1.7% | 2 / 220 | 2 / 149 | 1,317 | 2.7% | 12.2% | 2,316 | 66,387 | 237,342 | 4.3% | 1.6% |
| Hartford | 4 / 352 | 8,772 | 1.6% | - | - | - | 0.7% | 5.5% | 1,292 | 84,712 | 283,132 | 3.1% | 0.9% |
| Houston | 6 / 558 | 8,564 | 1.6% | - | - | - | 8.4% | 30.0% | 3,661 | 41,890 | 112,466 | 6.2% | 0.3% |
| Phoenix | 6 / 678 | 7,880 | 1.5% | 1 / 84 | 1 / 97 | 1,235 | 6.8% | 19.9% | 3,114 | 65,479 | 275,788 | 3.8% | 3.5% |
| Detroit | 5 / 300 | 7,800 | 1.5% | - | - | - | 0.8% | 5.4% | 3,687 | 77,128 | 224,059 | 5.4% | 2.1% |
| Providence | 4 / 515 | 7,328 | 1.4% | - | - | - | 0.8% | 9.9% | 3,197 | 81,652 | 316,245 | 0.7% | 1.8% |
| Philadelphia | 5 / 374 | 7,300 | 1.4% | - | - | - | 0.9% | 5.1% | 1,906 | 89,855 | 360,335 | 0.2% | 2.2% |
| Denver | 3 / 509 | 6,164 | 1.2% | - | - | - | 7.7% | 17.3% | 3,804 | 76,353 | 344,942 | 7.7% | 2.6% |
| Portland, ME | 2 / 240 | 5,668 | 1.1% | - | - | - | 2.5% | 6.9% | 412 | 74,186 | 318,397 | 8.8% | 1.4% |
| Minneapolis | 4 / 336 | 5,568 | 1.0% | - | - | - | 3.8% | 10.5% | 2,803 | 71,415 | 281,259 | 5.6% | 1.8% |
| Tucson | 4 / 518 | 5,256 | 1.0% | - | - | - | 2.5% | 3.4% | 1,997 | 47,236 | 213,216 | 0.6% | 2.9% |
| Total - Top 25 | 195 / 20,272 | $419,208 | 78.2% | 24 / 2,567 | 24 / 2,341 | $28,412 | 3.9% | 13.0% | 4,120 | $83,627 | $502,329 | 2.4%[10] | 2.2%[10] |
| All Other US SHO Markets | 56 / 6,702 | 116,576 | 21.8% | 10 / 1,153 | 8 / 919 | 9,850 | 3.5% | 12.3% | 2,402 | 68,980 | 332,020 | | |
| Total US SHO | 251 / 26,974 | $535,784 | 100.0% | 34 / 3,720 | 32 / 3,260 | $38,262 | 3.8% | 12.8% | 3,746 | $80,491 | $465,864 | | |
| % of Total NOI | | | | | | 1.8% | | | | | | | |
| US National Average | | | | | | | 3.7% | 11.6% | 91 | $55,551 | $192,432 | 3.6%[11] | 2.0% |

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.

(2) Represents annualized in-place NOI. See pages 5 and 26 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.

(4) Reflects annualized in-place NOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Nielsen estimates for 2016-2021.

(6) Average population density data represents average population per square mile within a 3-mile ring based on 2016 Nielsen estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 1Q16. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations.

(9) Annual job growth data represents MSA level growth from February 2015-February 2016 per Bureau of Labor Statistics.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

(dollars in thousands at Welltower pro rata ownership)

# New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 3.7% of our total annualized in-place NOI.

| | Welltower | | | 5-Mile Ring[1] | Welltower | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| MSA | Prop. / Units | Annualized In-Place NOI[2] | % of US SHO Portfolio | Prop. / Units Under Construction[3] | Prop. / Units Potentially Impacted | NOI Potentially Impacted[4] | 5 Year Total Pop. Growth[5] | 5 Year 75+ Pop. Growth[5] | Avg. Pop. Density[6] | Household Income[7] | Housing Value[7] | Est. Net Annual Inventory Growth[8] | Est. Annual Job Growth[9] |
| Los Angeles | 28 / 2,975 | $68,024 | 12.7% | 1 / 222 | 1 / 92 | $887 | 4.2% | 11.8% | 6,906 | $69,930 | $699,715 | -0.1% | 2.6% |
| Boston | 27 / 1,989 | 55,140 | 10.3% | 6 / 520 | 4 / 278 | 9,102 | 4.2% | 11.4% | 2,992 | 89,027 | 489,420 | 2.2% | 1.8% |
| New York | 16 / 1,217 | 47,344 | 8.8% | 4 / 450 | 4 / 297 | 10,728 | 1.6% | 8.1% | 5,141 | 94,374 | 473,117 | 0.9% | 2.0% |
| San Diego | 9 / 1,226 | 27,724 | 5.2% | 3 / 194 | 3 / 369 | 2,811 | 5.5% | 13.7% | 4,487 | 78,784 | 626,945 | 1.1% | 2.9% |
| Chicago | 13 / 1,556 | 24,536 | 4.6% | 14 / 1,346 | 8 / 877 | 10,730 | 0.8% | 13.2% | 3,166 | 77,067 | 292,240 | 6.0% | 1.7% |
| Washington D.C. | 7 / 597 | 18,596 | 3.5% | 3 / 308 | 3 / 218 | 4,196 | 5.5% | 16.1% | 4,217 | 103,021 | 632,039 | 2.0% | 1.5% |
| San Jose | 5 / 616 | 15,604 | 2.9% | 1 / 66 | 3 / 375 | 1,971 | 6.5% | 13.1% | 5,558 | 96,543 | 836,589 | 0.3% | 3.8% |
| Seattle | 9 / 860 | 14,476 | 2.7% | 2 / 163 | 2 / 108 | 207 | 6.0% | 17.9% | 4,709 | 76,283 | 473,293 | 5.4% | 3.2% |
| New Haven | 6 / 688 | 12,992 | 2.4% | - | - | - | 0.4% | 6.1% | 2,353 | 58,802 | 231,153 | -0.1% | 0.7% |
| San Francisco | 5 / 404 | 12,856 | 2.4% | 2 / 231 | 2 / 152 | 3,646 | 5.1% | 12.9% | 3,784 | 86,620 | 814,327 | 3.1% | 3.4% |
| Dallas | 7 / 975 | 12,556 | 2.3% | 3 / 374 | 3 / 423 | 4,030 | 6.4% | 22.7% | 3,785 | 63,973 | 255,026 | 5.3% | 3.5% |
| Atlanta | 8 / 771 | 10,820 | 2.0% | 4 / 452 | 3 / 250 | 2,948 | 7.2% | 25.5% | 3,105 | 80,528 | 361,023 | 10.4% | 2.9% |
| Norwalk | 3 / 328 | 9,916 | 1.9% | - | - | - | 2.8% | 11.5% | 1,890 | 77,956 | 378,844 | 0.4% | 0.3% |
| Tampa | 3 / 905 | 9,316 | 1.7% | - | - | - | 10.0% | 15.5% | 1,328 | 57,620 | 181,187 | 1.2% | 3.2% |
| Kansas City | 6 / 785 | 9,008 | 1.7% | 3 / 336 | 3 / 241 | 2,813 | 3.2% | 11.6% | 2,179 | 64,574 | 216,614 | 4.3% | 1.6% |
| Hartford | 4 / 352 | 8,772 | 1.6% | - | - | - | 0.5% | 5.0% | 1,215 | 81,323 | 274,230 | 3.1% | 0.9% |
| Houston | 6 / 558 | 8,564 | 1.6% | 2 / 285 | 3 / 318 | 2,007 | 8.7% | 30.3% | 3,648 | 39,843 | 105,874 | 6.2% | 0.3% |
| Phoenix | 6 / 678 | 7,880 | 1.5% | 2 / 175 | 2 / 241 | 2,589 | 7.1% | 20.7% | 2,937 | 59,899 | 239,109 | 3.8% | 3.5% |
| Detroit | 5 / 300 | 7,800 | 1.5% | 1 / 104 | 1 / 52 | 1,370 | 0.9% | 7.2% | 3,675 | 68,122 | 185,370 | 5.4% | 2.1% |
| Providence | 4 / 515 | 7,328 | 1.4% | 1 / 58 | 1 / 120 | 912 | 0.9% | 10.6% | 2,481 | 82,677 | 328,736 | 0.7% | 1.8% |
| Philadelphia | 5 / 374 | 7,300 | 1.4% | - | - | - | 1.2% | 5.7% | 2,147 | 80,047 | 333,457 | 0.2% | 2.2% |
| Denver | 3 / 509 | 6,164 | 1.2% | 3 / 210 | 3 / 509 | 1,231 | 7.1% | 19.2% | 3,916 | 78,666 | 331,486 | 7.7% | 2.6% |
| Portland, ME | 2 / 240 | 5,668 | 1.1% | - | - | - | 2.6% | 7.8% | 290 | 78,946 | 336,103 | 8.8% | 1.4% |
| Minneapolis | 4 / 336 | 5,568 | 1.0% | 1 / 118 | 1 / 77 | 1,225 | 4.4% | 11.5% | 3,380 | 63,398 | 255,668 | 5.6% | 1.8% |
| Tucson | 4 / 518 | 5,256 | 1.0% | - | - | - | 2.7% | 4.5% | 1,741 | 46,038 | 208,532 | 0.6% | 2.9% |
| Total - Top 25 | 195 / 20,272 | $419,208 | 78.2% | 56 / 5,612 | 50 / 4,997 | $63,402 | 4.1% | 13.3% | 3,908 | $79,613 | $478,959 | 2.4%[10] | 2.2%[10] |
| All Other US SHO Markets | 56 / 6,702 | 116,576 | 21.8% | 17 / 2,082 | 12 / 1,337 | 16,190 | 3.6% | 12.5% | 2,099 | 65,058 | 313,493 | | |
| Total US SHO | 251 / 26,974 | $535,784 | 100.0% | 73 / 7,694 | 62 / 6,334 | $79,592 | 4.0% | 13.2% | 3,514 | $76,497 | $443,531 | | |
| % of Total NOI | | | | | | 3.7% | | | | | | | |
| US National Average | | | | | | | 3.7% | 11.6% | 91 | $55,551 | $192,432 | 3.6%[11] | 2.0% |

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. For this table, we have applied a 5-mile competitive ring to all of our properties. We have also included a sensitivity with a 3-mile ring.

(2) Represents annualized in-place NOI. See pages 5 and 26 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.

(4) Reflects annualized in-place NOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Nielsen estimates for 2016-2021.

(6) Average population density data represents average population per square mile within a 5-mile ring based on 2016 Nielsen estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 1Q16. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by NOI.

(9) Annual job growth data represents MSA level growth from February 2015-February 2016 per Bureau of Labor Statistics. Total - Top 25 Annual Job Growth is weighted by NOI.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

## New Supply in Our U.S. Seniors Housing Operating Portfolio

Each market is unique due to population density, town lines, geographic barriers, roads/infrastructure and the amount and quality of competitive properties. The data and the numbers do not tell the entire story. Therefore we have provided below some context for each of our properties that will be subject to new supply. The following commentary provides further context behind the new supply table on page 9, particularly as it relates to the potential impact to Welltower's NOI.

### Los Angeles

We own a 92 unit memory care community in the Los Angeles MSA managed by Silverado. The project under construction is located over two miles away in a different town and is expected to open in Q2 2017. It is a 222 unit community comprised of 111 independent living units, 75 assisted living units and 36 memory care units. It will be managed by an operator that typically targets lower acuity residents than Silverado, the leading memory care specialist in the world with a unique clinical services offering that includes proprietary programming designed to help residents build and maintain cognitive ability. The project under construction is not expected to have a material impact on our property and may eventually serve as a referral source for our community, which has consistently maintained occupancy above 90%.

### Boston

We own a 65 unit community in the Boston MSA managed by Benchmark that is comprised of 45 assisted living units and 20 memory care units. The project under construction is located less than one mile away and is expected to open in Q2 2016. It is an 84 unit community comprised of 62 assisted living units and 22 memory care units. Benchmark has a well-established presence in the Boston MSA with a deep referral network and strong brand recognition. While the project under construction may impact occupancy and rates initially, our property has consistently maintained occupancy above 95% and is run by a long-tenured management team which will mitigate the risk.

We own a 79 unit community in the Boston MSA managed by Sunrise that is comprised of 64 assisted living units and 15 memory care units. The project under construction is located two miles away in a different town and is expected to open in Q3 2017. It is a 121 unit community largely comprised of independent living units which will not compete with our community. The operator of the development project typically offers a lower service package and price point than Sunrise. While the project under construction may impact occupancy and rates initially, it may eventually serve as a referral source for our community, which is well located in a densely populated market and has consistently maintained occupancy above 95%.

### New York

We own a 63 unit community in the New York City MSA managed by Sunrise that is comprised of 41 assisted living units and 22 memory care units. The project under construction is located three miles away and is expected to open in Q2 2016. It is a 176 unit community largely comprised of independent living units which will not compete with our community. The operator of the development project typically offers a lower service package and price point than Sunrise, which has a well-established presence in the New York City MSA with a deep referral network and strong brand recognition. Our property has good visibility in a densely populated market with strong demand for seniors housing. While the project under construction may impact occupancy and rates initially, it may eventually serve as a referral source for our community.

We own a 79 unit community in the New York City MSA managed by Sunrise that is comprised of 61 assisted living units and 18 memory care units. The project under construction is located two miles away in a different town and is expected to open in Q2 2017. It is a 128 unit community comprised of 82 assisted living units and 46 memory care units. The operator of the development project is new to the market, whereas Sunrise has a well-established presence in the New York City MSA with a deep referral network and strong brand recognition. The project under construction is not expected to have a material impact on our property.

### San Diego

We own a 59 unit community in the San Diego MSA managed by Sunrise that is comprised of 42 assisted living units and 17 memory care units. An existing 501 unit community, located three miles away in a different town, is undergoing an expansion that will add 66 memory care units that are expected to open in Q2 2016. It is operated by a company with limited presence and name recognition in the market. Sunrise has a well-established presence in the San Diego MSA with a deep referral network and strong brand recognition. Our community has consistently maintained occupancy above 95%. The project under construction should not have a material impact on our property.

We own a 144 unit community in the San Diego MSA managed by Merrill Gardens that is comprised of 55 independent living units, 45 assisted living units and 44 memory care units. The project under construction is located two miles away and is expected to open in Q2 2016. It is a 64 unit memory care community. While the project under construction may impact occupancy and rates initially in our memory care units, it should not have a material impact on the overall performance of our property, which has consistently maintained occupancy above 95%.

### Chicago

We own a 90 unit memory care community in the Chicago MSA managed by Silverado. The project under construction is located over two miles away and is expected to open in Q2 2016. It is a 101 unit community comprised of 69 assisted living units and 32 memory care units. It will be managed by an operator that has a different approach to memory care than Silverado, the leading memory care specialist in the world with a unique clinical services offering that includes proprietary programming designed to help residents build and maintain cognitive ability. The operator of the development project has a limited presence in Illinois. The project is not expected to have a material impact on our property and may eventually serve as a referral source for our community.

We own a 77 unit community in the Chicago MSA managed by Sunrise that is comprised of 47 assisted living units and 30 memory care units. The project under construction is located one mile away and is expected to open in Q2 2016. It is a 101 unit community comprised of 69 assisted living units and 32 memory care units. The operator of the development project has a limited presence in Chicago, whereas Sunrise has a well-established presence in the Chicago MSA with a deep referral network and strong brand recognition. The project under construction may impact occupancy and rates in the short term but Sunrise's strong presence in the market will mitigate the risk.

We own a 59 unit community in the Chicago MSA managed by Sunrise that is comprised of 46 assisted living units and 13 memory care units. The project under construction is located three miles away in a different town and is expected to open in Q3 2016. It is a 96 unit assisted living community and will be managed by a regional operator with a limited presence in the market. Sunrise has a well-established presence in the Chicago MSA with a deep referral network and strong brand recognition. Our community has consistently maintained occupancy above 90%.

We own a 142 unit community in the Chicago MSA managed by Sunrise that is comprised of 62 independent living units, 60 assisted living units and 20 memory care units. The project under construction is located three miles away in a different town and is expected to open in Q4 2016. It is a 72 unit memory care community. This will be the operator's first community in Illinois, whereas Sunrise has a well-established presence in the Chicago MSA with a deep referral network and strong brand recognition. Our combination independent living, assisted living and memory care community allows residents to age in place. The new development is not expected to have a material impact on our property, which has consistently maintained occupancy above 95%.

We own a 122 unit community in the Chicago MSA managed by Belmont Village that is comprised of 61 assisted living units and 61 memory care units. There are two projects under construction nearby. The first is located almost three miles away in a different town and is expected to open in Q1 2017. It is a 102 unit community that will be comprised of 68 assisted living units and 34 memory care units. The second project is located two miles away in a different town and is expected to open in Q1 2017. It is a 138 unit community that will be comprised of 80 assisted living units and 58 memory care units. While the projects under construction may impact occupancy and rates at our property over the short term, Belmont Village offers a premium service package. Our property has consistently maintained occupancy above 90%.

We own a 156 unit community in the Chicago MSA managed by Belmont Village that is comprised of 89 assisted living units and 67 memory care units. The project under construction is located more than two miles away and is expected to open in Q4 2016. It is a 72 unit memory care community. While the project under construction may impact occupancy and rates for the memory care units at our property initially, it should not have a significant impact on the overall performance of our community, as Belmont Village offers a more premium service package.

We own a 156 unit community in the Chicago MSA managed by Belmont Village that is comprised of 61 assisted living units and 95 memory care units. The project under construction is located one mile away in a different town and expected to open in Q1 2017. It is an 88 unit community comprised of 64 assisted living units and 24 memory care units. While the project under construction may impact occupancy and rates at our property over the short term, Belmont Village offers a premium service package. Our property has consistently maintained occupancy above 90%.

**Washington D.C.**

We own a 47 unit assisted living community in the Washington DC MSA managed by Sunrise. The project under construction is located three miles away in a different town and is expected to open in Q2 2016. It is a 100 unit community comprised of 70 assisted living units and 30 memory care units. While the project under construction may have an impact on occupancy and rates at our property in the short term, our property is well located in a densely populated market and has consistently maintained occupancy above 95%.

**San Jose**

We own a 137 unit community in the San Jose MSA managed by Belmont Village that is comprised of 113 assisted living units and 24 memory care units. The project under construction is located one mile away and is expected to open in Q3 2016. It is a 66 unit assisted living community. While the project under construction may impact occupancy and rates at our property over the short term, Belmont Village offers a premium service package and the combination assisted living and memory care community allows residents to age in place. Our property has consistently maintained occupancy above 90%

We own a 95 unit community in the San Jose MSA managed by Merrill Gardens that is comprised of 43 independent living units, 39 assisted living units and 13 memory care units. The project under construction is located over a mile away and is expected to open in Q3 2016. It is a 66 unit assisted living community. Our combination independent living, assisted living and memory care community allows residents to age in place. While the project under construction may initially impact occupancy and rates in our assisted living units, our property has consistently maintained occupancy above 95%.

**Seattle**

We own a 64 unit community in the Seattle MSA managed by Sunrise that is comprised of 45 assisted living units and 19 memory care units. The project under construction is located less than one mile away and is expected to open in Q4 2016. It is a 60 unit memory care community. Sunrise has a well-established presence in the Seattle MSA with a deep referral network and strong brand recognition. While the project under construction may impact occupancy and rates initially in our 19 unit memory care wing, it should not have a material impact on the overall performance of our property.

**Dallas**

We own a 211 unit community in the Dallas MSA managed by Belmont Village that is comprised of 71 independent living units, 113 assisted living units and 27 memory care units. The project under construction is located more than two miles away and is expected to open in Q2 2016. It is a 150 unit assisted living community. While the project under construction may impact occupancy and rates for our assisted living units initially, it should not have a material impact on the overall performance of our property.

**Atlanta**

We own an 83 unit community in the Atlanta MSA managed by Belmont Village that is comprised of 64 assisted living units and 19 memory care units. The project under construction is located almost three miles away and is expected to open in Q1 2017. It is a 200 unit community largely comprised of independent living units which will not compete with our community. It will be operated by a company with limited presence and name recognition in the market. While the project under construction may impact rates and occupancy at our property initially, it should not have a material impact on the overall performance of our property.

We own a 75 unit community in the Atlanta MSA managed by Sunrise that is comprised of 50 assisted living units and 25 memory care units. There are two projects under construction nearby. The first is located three miles away in a different town and is expected to open in Q2 2016. It is a 58 unit community comprised of 44 assisted living units and 14 memory care units. The operator of the new development is expected to target lower acuity residents. The second project is located two miles away in a different town and is expected to open in Q1 2017. It is a 99 unit community comprised of 74 assisted living units and 25 memory care units. While the projects under construction may impact occupancy and rates initially at our community, our property has consistently maintained occupancy above 95%.

**Kansas City**

We own a 67 unit community in the Kansas City MSA managed by Senior Star that is comprised of 43 assisted living units and 24 memory care units. The project under construction is located less than one mile away and is expected to open in Q4 2016. It is an 85 unit community comprised of 55 assisted living units and 30 memory care units. The project under construction may have an impact on occupancy and rates at our property.

We own an 82 unit community in the Kansas City MSA managed by Sunrise that is comprised of 53 assisted living units and 29 memory care units. The project under construction is located three miles away and is expected to open in Q2 2017. It is a 135 unit community largely comprised of independent living which will not compete with our community. The new project will be operated by a company with limited presence and name recognition in the market and is expected to offer a lower service package than Sunrise. Sunrise has a well-established presence in the Kansas City MSA with a deep referral network and strong brand recognition. The project under construction should not have a material impact on our property.

**Phoenix**

We own a 97 unit community in the Phoenix MSA managed by Brookdale that is comprised of 83 assisted living units and 14 memory care units. The project under construction is located two miles away in a different town and is expected to open in Q1 2017. It is an 84 unit assisted living community. The project under construction will be managed by a regional operator with limited presence in the Phoenix MSA while Brookdale has a proven national track record and a strong presence in the Phoenix market.

**Austin**

We own a 90 unit memory care community in the Austin MSA managed by Silverado. It opened in 2013, is well located and stabilized ahead of underwritten expectations. The project under construction is located more than one mile away and is expected to open in Q3 2016. It is a 111 unit community comprised of 77 assisted living units and 34 memory care units. It will be managed by an operator that has a different approach to memory care than Silverado, the leading memory care specialist in the world with a unique clinical services offering that includes proprietary programming designed to help residents build and maintain cognitive ability. The project under construction is not expected to have a material impact on our property, which has consistently maintained occupancy above 90%, and may serve as a referral source to Silverado.

**Baton Rouge**

We own a 79 unit community in the Baton Rouge MSA managed by Sunrise that is comprised of 55 assisted living units and 24 memory care units. There are two projects under construction nearby. The first is located one mile away and is expected to open in Q3 2016. It is a 48 unit memory care community. While the project under construction may impact occupancy and rates initially in our 24 unit memory care wing, it will be operated by a company with limited presence and name recognition in the market. The second project under construction is located two miles away and is expected to open in Q2 2017. It is a 213 unit community comprised largely of independent living units which will not compete with our property. The operator of the development project offers a lower service package and price point than Sunrise. Our property has consistently maintained occupancy above 90% and is operated by Sunrise, which has a well-established presence in the Baton Rouge MSA with a deep referral network and strong brand recognition.

**Columbus**

We own a 50 unit community in the Columbus MSA managed by Sunrise that is comprised of 36 assisted living units and 14 memory care units. The project under construction is located over one mile away and is expected to open in Q1 2017. It is a 159 unit community largely comprised of independent living units which will not compete with our community. The operator of the development project typically offers a lower service package and price point than Sunrise. The project under construction may impact occupancy and rates initially but may eventually become a referral source for our property.

**Louisville**

We own a 120 unit community in the Louisville MSA managed by Belmont Village that is comprised of 82 assisted living units and 38 memory care units. The project under construction is located three miles away and is expected to open in Q2 2016. It is a 144 unit assisted living community that will offer a lower service package and price point than our community. The project under construction is not expected to have a material impact on our property, which has consistently maintained occupancy above 95%.

**Raleigh**

We own a 74 unit community in the Raleigh MSA managed by Sunrise that is comprised of 48 assisted living units and 26 memory care units. The project under construction is located over two miles away and is expected to open in Q1 2017. It is a 68 unit community comprised of 40 assisted living units and 28 memory care units. The operator of the development project typically offers a lower service package and price point than Sunrise. The project under construction may impact occupancy and rates initially but longer-term may become a referral source for our property.

**Rochester**

We own a 99 unit community in the Rochester MSA managed by Brookdale that is comprised 69 assisted living units and 30 memory care units. The project under construction is located nearly two miles away and is expected to open in Q3 2016. It is a 90 unit community comprised of 57 independent living units and 33 assisted living units. It will be managed by a local operator that typically offers a lower service package and price point than our community. The project under construction is not expected to have a material impact on our property.

**Sacramento**

We own a 66 unit community in the Sacramento MSA managed by Oakmont that is comprised of 47 assisted living units and 19 memory care units. The project under construction is located over one mile away and is expected to open in Q4 2016. It is a 130 unit community largely comprised of independent living units which will not compete with our community. The project under construction is not expected to have a material impact on our property, which has maintained occupancy above 95% and a long waiting list.

**Sarasota**

We own a 341 unit community in the Sarasota MSA managed by Discovery that is comprised of 298 independent living units, 31 assisted living units and 12 memory care units. There are two projects under construction nearby. The first is located two miles away and is expected to open in Q3 2016. It is a 54 unit memory care community, and is a different product type than our community, which is predominately independent living. The second project is located two miles away and is expected to open in Q3 2016. It is a 136 unit community comprised of 78 assisted living and 58 memory care units and is expected to serve higher acuity residents. Occupancy for our community has consistently been above 95% and our considerable independent living component feeds the assisted living and memory care components of our property. These projects under construction are not expected to have a material impact on our property.

(dollars in thousands at Welltower pro rata ownership)

## Seniors Housing Operating

| Total Performance | 1Q15 | 2Q15 | 3Q15 | 4Q15 | 1Q16 |
|---|---|---|---|---|---|
| Properties | 396 | 402 | 406 | 442 | 445 |
| Beds/Units | 44,221 | 44,667 | 44,914 | 51,218 | 51,398 |
| Total occupancy | 90.1% | 89.2% | 89.9% | 91.2% | 91.0% |
| Total revenues | $ 505,323 | $ 543,942 | $ 547,259 | $ 581,622 | $ 593,035 |
| Operating expenses | $ 344,070 | $ 362,032 | $ 365,966 | $ 393,889 | $ 398,636 |
| NOI | $ 161,253 | $ 181,910 | $ 181,293 | $ 187,733 | $ 194,399 |
| NOI margin | 31.9% | 33.4% | 33.1% | 32.3% | 32.8% |
| Total cap-ex/TI/LC | $ 6,908 | $ 11,379 | $ 13,567 | $ 17,636 | $ 6,105 |

| Same Store Performance[1] | 1Q15 | 2Q15 | 3Q15 | 4Q15 | 1Q16 |
|---|---|---|---|---|---|
| Properties | 351 | 351 | 351 | 351 | 351 |
| Occupancy | 90.1% | 89.6% | 90.2% | 91.0% | 90.7% |
| Cash revenues | $ 481,597 | $ 487,186 | $ 494,089 | $ 498,531 | $ 504,749 |
| Compensation | 192,946 | 192,706 | 197,189 | 200,505 | 207,314 |
| Utilities | 19,652 | 16,384 | 18,023 | 17,100 | 17,995 |
| Food | 17,120 | 17,372 | 17,665 | 18,072 | 17,561 |
| Repairs and maintenance | 11,758 | 11,676 | 11,943 | 12,120 | 11,326 |
| Property taxes | 13,498 | 13,081 | 13,503 | 13,222 | 13,164 |
| All other | 72,927 | 73,127 | 72,253 | 76,388 | 75,183 |
| Cash operating expenses | 327,901 | 324,346 | 330,576 | 337,407 | 342,543 |
| Cash NOI | $ 153,696 | $ 162,840 | $ 163,513 | $ 161,124 | $ 162,206 |
| Year over year growth rate | | | | | 5.5% |
| TTM capex as a percentage of NOI | | | | | 6.2% |

| Ownership (partners listed based on NOI) | Properties | Beds / Units | Welltower Ownership % |
|---|---|---|---|
| Sunrise Senior Living | 154 | 11,954 | 98.2% |
| Revera | 97 | 12,038 | 75.0% |
| Benchmark Senior Living | 47 | 4,047 | 95.0% |
| Belmont Village | 21 | 2,962 | 95.0% |
| Chartwell Retirement Residences | 41 | 7,918 | 54.4% |
| Senior Resource Group | 12 | 2,486 | 47.5% |
| Silverado Senior Living | 23 | 2,026 | 95.2% |
| Merrill Gardens | 11 | 1,454 | 80.0% |
| Brookdale Senior Living | 15 | 1,970 | 80.0% |
| Discovery Senior Living | 6 | 1,930 | 53.6% |
| Senior Star Living | 11 | 2,049 | 90.0% |
| EPOCH Senior Living | 3 | 230 | 95.0% |
| Oakmont Senior Living | 2 | 145 | 100.0% |
| Signature Senior Lifestyle | 2 | 189 | 100.0% |
| Total | 445 | 51,398 | |

| Secured Debt | Amount | Blended Interest Rate | Weighted Average Maturity (years) |
|---|---|---|---|
| Consolidated principal balance | $ 1,903,559 | 4.1% | 4.7 |
| Unconsolidated principal balance | $ 478,625 | 3.6% | 7.7 |

Notes:
(1) See page 28 for reconciliation.

(dollars in thousands at Welltower pro rata ownership)

# Outpatient Medical

## Core Performance[1]

| | 1Q15 | 2Q15 | 3Q15 | 4Q15 | 1Q16 |
|---|---|---|---|---|---|
| Properties | 233 | 242 | 243 | 247 | 249 |
| Square feet | 15,652,006 | 16,182,536 | 16,209,120 | 16,454,316 | 16,644,571 |
| Occupancy[2] | 94.9% | 95.1% | 95.2% | 95.2% | 94.8% |
| Total revenues | $ 112,199 | $ 118,845 | $ 122,116 | $ 120,860 | $ 121,659 |
| Operating expenses | $ 35,355 | $ 35,161 | $ 36,493 | $ 34,827 | $ 36,729 |
| NOI | $ 76,844 | $ 83,684 | $ 85,623 | $ 86,033 | $ 84,930 |
| NOI margin | 68.5% | 70.4% | 70.1% | 71.2% | 69.8% |
| Total cap-ex/TI/LC[2] | $ 3,780 | $ 4,983 | $ 5,876 | $ 4,478 | $ 5,731 |
| Revenues per square foot[2] | $ 29.04 | $ 31.49 | $ 32.44 | $ 31.84 | $ 31.61 |
| NOI per square foot[2] | $ 19.79 | $ 22.07 | $ 22.59 | $ 22.56 | $ 21.98 |

## Same Store Performance[2, 3]

| | 1Q15 | 2Q15 | 3Q15 | 4Q15 | 1Q16 |
|---|---|---|---|---|---|
| Properties | 222 | 222 | 222 | 222 | 222 |
| Occupancy | 94.8% | 94.9% | 95.1% | 95.0% | 94.6% |
| Cash revenues | $ 105,442 | $ 106,871 | $ 107,121 | $ 105,664 | $ 107,322 |
| Cash operating expenses | $ 33,417 | $ 33,644 | $ 34,495 | $ 32,349 | $ 33,420 |
| Cash NOI | $ 72,025 | $ 73,227 | $ 72,626 | $ 73,315 | $ 73,902 |
| Year over year growth rate | | | | | 2.6% |
| TTM capex as a percentage of NOI | | | | | 7.3% |

## Portfolio Diversification by Tenant[2, 4]

| | Rental Income | % of Total |
|---|---|---|
| Tenet Health | $ 32,938 | 9.0% |
| Aurora Health Care | 25,293 | 6.9% |
| Kelsey-Seybold | 20,627 | 5.6% |
| Virtua | 15,756 | 4.3% |
| Texas Health Resources | 10,701 | 2.9% |
| Remaining Portfolio | 261,682 | 71.3% |
| **Total** | $ 366,997 | 100.0% |

## Quality Indicators[2]

| | |
|---|---|
| Health system affiliated properties as % of NOI | 95.4% |
| Health system affiliated tenants as % of rental income | 64.0% |
| Retention (trailing twelve months) | 87.3% |
| In-house managed properties as % of square feet | 99.0% |
| Average remaining lease term | 7.0 |
| Average building size (square feet) | 66,846 |
| Average age (years) | 11 |

## Expirations[2]

| | 2016 | 2017 | 2018 | 2019 | 2020 | Thereafter |
|---|---|---|---|---|---|---|
| Occupied square feet | 725,304 | 1,100,086 | 936,439 | 1,101,839 | 1,263,066 | 9,981,679 |
| % of occupied square feet | 4.8% | 7.3% | 6.2% | 7.3% | 8.4% | 66.0% |

## Secured Debt

| | Amount | Blended Interest Rate | Weighted Average Maturity (years) |
|---|---|---|---|
| Consolidated principal balance | $ 486,098 | 5.2% | 2.3 |
| Unconsolidated principal balance | $ 6,720 | 6.4% | 5.7 |

Notes:

(1) Includes consolidated rental properties, mortgages, equity investments and development properties, and excludes properties sold or classified as held for sale. During the quarter ended March 31, 2016, four properties were reclassified from Hospitals to the Outpatient Medical category. Accordingly, all periods have been restated to reflect the current classifications.

(2) Results and forecast include month-to-month and holdover leases, consolidated rental properties and equity investments, and excludes properties sold or classified as held for sale. Per square foot amounts are annualized.

(3) Includes 222 same store properties representing 14,858,892 square feet. See page 28 for reconciliation.

(4) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.

(dollars in thousands at Welltower pro rata ownership)

# Development Summary[1]

| Facility | Unit Mix: Total | Independent Living | Assisted Living | Memory Care | Long-term/Post-acute Care | Commitment Amount | Balance at 3/31/16 | Estimated Conversion |
|---|---|---|---|---|---|---|---|---|
| **Seniors Housing Triple-Net** | | | | | | | | |
| Stafford, UK | 70 | - | 35 | 35 | - | $ 9,480 | $ 7,666 | 2Q16 |
| London, UK | 79 | - | 48 | 31 | - | 28,762 | 17,574 | 3Q16 |
| Edmond, OK | 142 | 45 | 74 | 23 | - | 24,500 | 14,353 | 3Q16 |
| Carrollton, TX | 104 | 20 | 60 | 24 | - | 18,900 | 10,229 | 3Q16 |
| Tulsa, OK | 145 | 48 | 74 | 23 | - | 25,800 | 9,163 | 4Q16 |
| Raleigh, NC | 225 | 165 | 27 | 18 | 15 | 79,050 | 44,526 | 1Q17 |
| Livingston, NJ | 120 | - | 88 | 32 | - | 48,868 | 21,259 | 1Q17 |
| Bracknell, UK | 64 | - | 40 | 24 | - | 15,890 | 7,840 | 1Q17 |
| Lancaster, PA | 80 | - | 47 | 33 | - | 15,875 | 4,366 | 1Q17 |
| Lititz, PA | 80 | - | 47 | 33 | - | 15,200 | 4,085 | 1Q17 |
| Camberley, UK | 92 | - | 72 | 20 | - | 30,394 | 4,127 | 2Q17 |
| Sunninghill, UK | 96 | - | 72 | 24 | - | 26,461 | 9,664 | 2Q17 |
| Bristol, UK | 75 | - | 35 | 40 | - | 14,884 | 4,604 | 3Q17 |
| Northampton, UK | 80 | 64 | 16 | - | - | 21,572 | 3,283 | 4Q17 |
| Alexandria, VA | 116 | - | 88 | 28 | - | 57,148 | 11,391 | 1Q18 |
| **Subtotal** | **1,568** | **342** | **823** | **388** | **15** | **$ 432,784** | **$ 174,130** | |
| **Long-Term/Post-Acute Care** | | | | | | | | |
| Piscataway, NJ | 124 | - | - | - | 124 | $ 30,600 | $ 23,232 | 1Q17 |
| **Seniors Housing Operating** | | | | | | | | |
| Solihull, UK | 60 | - | 60 | - | - | $ 12,342 | $ 7,005 | 2Q16 |
| Newbury, UK | 66 | - | 66 | - | - | 14,082 | 7,792 | 3Q16 |
| Sutton, UK | 83 | - | 83 | - | - | 19,040 | 8,046 | 4Q16 |
| Camberley, UK | 102 | 12 | 90 | - | - | 14,965 | 14,542 | 4Q16 |
| Sutton Coldfield, UK | 64 | - | 64 | - | - | 13,478 | 5,113 | 4Q16 |
| Birmingham, UK | 80 | - | 80 | - | - | 13,112 | 5,797 | 4Q16 |
| Adderbury, UK | 60 | - | 60 | - | - | 12,482 | 5,180 | 4Q16 |
| Bath, UK | 61 | - | 61 | - | - | 12,656 | 4,418 | 1Q17 |
| Leatherhead, UK | 80 | - | 80 | - | - | 21,141 | 6,564 | 2Q17 |
| High Wycombe, UK | 72 | - | 72 | - | - | 15,818 | 4,559 | 2Q17 |
| Woking, UK | 60 | - | 60 | - | - | 14,269 | 2,604 | 4Q17 |
| Bushey, UK | 95 | - | 71 | 24 | - | 56,957 | 14,698 | 2Q18 |
| Chertsey, UK | 94 | - | 70 | 24 | - | 44,483 | 12,661 | 3Q18 |
| **Subtotal** | **977** | **12** | **917** | **48** | **-** | **$ 264,825** | **$ 98,979** | |

## Outpatient Medical

| Facility | Rentable Square Ft | Preleased % | Health System Affiliation | Commitment Amount | Balance at 3/31/16 | Estimated Conversion |
|---|---|---|---|---|---|---|
| Stamford, CT | 92,345 | 77% | Yes | $ 41,735 | $ 16,614 | 3Q16 |
| Missouri City, TX | 23,863 | 100% | Yes | 9,180 | 4,008 | 3Q16 |
| Marietta, GA | 103,156 | 91% | Yes | 24,893 | 2,105 | 4Q16 |
| Brooklyn, NY | 140,955 | 100% | Yes | 103,624 | 25,375 | 1Q17 |
| Wausau, WI | 43,883 | 100% | Yes | 14,100 | 5,106 | 1Q17 |
| Castle Rock, CO | 56,822 | 65% | Yes | 13,148 | 759 | 1Q17 |
| Timmonium, MD | 46,000 | 100% | Yes | 20,786 | 8,676 | 2Q17 |
| **Subtotal** | **507,024** | | | **$ 227,466** | **$ 62,643** | |
| **Total Development Projects** | | | | **$ 955,675** | **$ 358,984** | |

Notes:

(1) Includes development projects (construction in progress, loans and in-substance real estate) and excludes expansion projects. Commitment amount represents current balances plus unfunded commitments to complete development.

(dollars in thousands at Welltower pro rata ownership)

## Development Funding Projections[1]

| | Projects | Beds / Units / Square Feet | Projected Yields[1] | Projected Future Funding: 2016 Funding | Funding Thereafter | Total Unfunded Commitments | Committed Balances |
|---|---|---|---|---|---|---|---|
| Seniors housing triple-net | 15 | 1,568 | 7.2% | $ 173,161 | $ 85,492 | $ 258,653 | $ 432,783 |
| Long-term/post-acute care | 1 | 124 | 9.0% | 6,668 | 700 | 7,368 | 30,600 |
| Seniors housing operating | 13 | 977 | 10.2% | 62,467 | 103,380 | 165,847 | 264,826 |
| Outpatient medical | 7 | 507,024 | 7.7% | 120,557 | 44,267 | 164,823 | 227,466 |
| **Total** | 36 | | 8.2% | $ 362,853 | $ 233,839 | $ 596,691 | $ 955,675 |

## Development Project Conversion Estimates[1]

Quarterly Conversions

| | Amount | Projected Yields[2] |
|---|---|---|
| 1Q16 actual | $ 46,243 | 8.4% |
| 2Q16 estimate | 21,822 | 8.3% |
| 3Q16 estimate | 137,159 | 7.5% |
| 4Q16 estimate | 123,770 | 8.3% |
| 1Q17 estimate | 349,011 | 7.7% |
| 2Q17 estimate | 114,600 | 8.6% |
| 3Q17 estimate | 14,884 | 8.3% |
| 4Q17 estimate | 35,841 | 9.1% |
| 1Q18 estimate | 57,148 | 7.0% |
| 2Q18 estimate | 56,957 | 10.0% |
| 3Q18 estimate | 44,484 | 11.3% |
| | $ 1,001,919 | 8.2% |

Annual Conversions

| | Amount | Projected Yields[2] |
|---|---|---|
| 2016 estimate | $ 328,994 | 8.0% |
| 2017 estimate | 514,336 | 8.0% |
| 2018 estimate | 158,589 | 9.3% |
| Total | $ 1,001,919 | 8.2% |

## Unstabilized Properties

| | 12/31/15 Properties | Stabilizations | Construction Conversions | Acquisitions/ Dispositions | 3/31/16 Properties | Beds / Units |
|---|---|---|---|---|---|---|
| Seniors housing triple-net | 48 | (4) | 1 | (3) | 42 | 4,280 |
| Long-term/post-acute care | 26 | - | - | 3 | 29 | 2,813 |
| Seniors housing operating | 9 | - | - | 1 | 10 | 832 |
| **Total** | 83 | (4) | 1 | 1 | 81 | 7,925 |

| Occupancy | 12/31/15 Properties | Stabilizations | Construction Conversions | Acquisitions/ Dispositions | Progressions | 3/31/16 Properties |
|---|---|---|---|---|---|---|
| 0% - 50% | 22 | - | 1 | 3 | (6) | 20 |
| 50% - 70% | 22 | (1) | - | - | 2 | 23 |
| 70% + | 39 | (3) | - | (2) | 4 | 38 |
| **Total** | 83 | (4) | 1 | 1 | - | 81 |

| Occupancy | 3/31/16 Properties | Months In Operation | Revenues | % of Total Revenues[3] | Gross Investment Balance | % of Total Gross Investment |
|---|---|---|---|---|---|---|
| 0% - 50% | 20 | 6 | $ 29,883 | $ 0.7% | $ 369,774 | 1.2% |
| 50% - 70% | 23 | 15 | 43,641 | 1.1% | 496,346 | 1.6% |
| 70% + | 38 | 22 | 83,107 | 2.0% | 838,547 | 2.8% |
| **Total** | 81 | 16 | $ 156,631 | $ 3.8% | $ 1,704,667 | 5.6% |

Notes:

(1) Includes development projects (construction in progress, loans, and in-substance real estate) and excludes expansion projects.

(2) Actual yields may be higher if the USTN rate increases. Seniors housing operating and outpatient medical asset types represent stabilized yields.

(3) Includes revenues annualized from amounts presented on page 22.

(dollars in thousands at Welltower pro rata ownership)

## Components of NAV

| | | | |
|---|---|---|---|
| **Annualized NOI**[1] | | | Pro rata beds/units/square feet |
| Seniors housing operating[2] | $ | 769,068 | 40,607 units |
| Seniors housing triple-net | | 588,364 | 41,675 units |
| Long-term/post-acute care | | 445,364 | 35,331 beds |
| Outpatient medical | | 325,016 | 15,220,094 square feet |
| Total in-place NOI | $ | 2,127,812 | |
| Incremental stabilized NOI[3] | | 15,298 | |
| Total stabilized NOI | $ | 2,143,110 | |
| **Obligations** | | | |
| Lines of credit | $ | 645,000 | |
| Senior unsecured notes[4] | | 8,934,093 | |
| Secured debt[4] | | 3,398,159 | |
| Capital lease obligations | | 75,092 | |
| Total Debt | $ | 13,052,344 | |
| Add (Subtract): | | | |
| Other liabilities (assets), net[5] | | 178,269 | |
| Cash and cash equivalents | | (355,949) | |
| Preferred stock | | 1,006,250 | |
| Net Obligations | $ | 13,880,914 | |
| **Other Assets** | | | |
| Land parcels | $ | 58,330 | |
| Loans receivable[6] | $ | 995,375 | |
| Other investments[7] | $ | 136,897 | |
| Investments held for sale[8] | $ | 303,092 | |
| Development properties:[9] | | | |
| Current balance | $ | 368,566 | |
| Unfunded commitments | | 598,478 | |
| Committed balances | $ | 967,044 | |
| Projected yield | | 8.2% | |
| Projected NOI | $ | 79,298 | |
| **Common Shares Outstanding** | | 356,773 | |

Notes:

(1) See page 26 for reconciliation.

(2) Includes $15,178,000 attributable to our proportional share of income from unconsolidated management company investments.

(3) Represents incremental NOI from seniors housing operating lease-up properties that have been open for less than two years.

(4) Amounts represent principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $981 million of foreign secured debt.

(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as follows:

| | | |
|---|---|---|
| Unearned revenues | $ | 121,776 |
| Below/(above) market lease intangibles, net | | 52,979 |
| Deferred taxes, net | | 39,538 |
| Derivative assets | | (100,162) |
| Available-for-sale equity investments | | (15,230) |
| In place lease intangibles, net | | (37,876) |
| Other non-cash liabilities / (assets), net | | 32,855 |
| Total non-cash liabilities/(assets), net | $ | 93,880 |

(6) Includes non-real estate loans and excludes development loans.

(7) Represents fair value estimate of unconsolidated equity investments including Genesis Healthcare stock and a management company investment not reflected in NOI.

(8) Represents expected proceeds from assets held for sale.

(9) See pages 17-18. Above also includes expansion projects.

(dollars in thousands at Welltower pro rata ownership)

# Net Operating Income[1]

| | | 1Q15 | 2Q15 | 3Q15 | 4Q15 | 1Q16 |
|---|---|---|---|---|---|---|
| **Revenues:** | | | | | | |
| **Seniors housing triple-net** | | | | | | |
| Rental income | $ | 137,807 $ | 145,482 $ | 149,271 $ | 152,690 $ | 153,929 |
| Interest income | | 8,059 | 8,483 | 9,384 | 10,003 | 9,345 |
| Other income | | 694 | 291 | 198 | 284 | 465 |
| Total revenues | | 146,560 | 154,256 | 158,853 | 162,977 | 163,739 |
| **Long-term/post-acute care** | | | | | | |
| Rental income | | 120,001 | 122,894 | 124,723 | 126,070 | 128,691 |
| Interest income | | 6,639 | 9,707 | 10,071 | 11,761 | 13,508 |
| Other income | | 3,118 | 679 | 771 | 763 | 1,024 |
| Total revenues | | 129,758 | 133,280 | 135,565 | 138,594 | 143,223 |
| **Hospitals** | | | | | | |
| Rental income | | 2,790 | 2,790 | 2,790 | 2,790 | - |
| Other income | | 71 | - | - | - | - |
| Total revenues | | 2,861 | 2,790 | 2,790 | 2,790 | - |
| **Seniors housing operating** | | | | | | |
| Resident fees and service | | 503,278 | 539,700 | 545,452 | 579,530 | 589,835 |
| Interest income | | 1,031 | 1,042 | 1,054 | 1,054 | 1,031 |
| Other income | | 1,014 | 3,200 | 753 | 1,038 | 2,169 |
| Total revenues | | 505,323 | 543,942 | 547,259 | 581,622 | 593,035 |
| **Outpatient medical** | | | | | | |
| Rental income | | 115,061 | 121,282 | 124,060 | 123,200 | 123,625 |
| Interest income | | 1,265 | 1,345 | 1,872 | 1,372 | 1,304 |
| Other income | | 160 | 195 | 308 | 4,020 | 313 |
| Total revenues | | 116,486 | 122,822 | 126,240 | 128,592 | 125,242 |
| **Life sciences** | | | | | | |
| Rental income | | 10,029 | 9,287 | - | - | - |
| **Non-segment/corporate** | | | | | | |
| Other income | | 22 | 39 | 22 | 1,008 | 58 |
| **Total** | | | | | | |
| Rental income | | 385,688 | 401,735 | 400,844 | 404,750 | 406,245 |
| Resident fees and service | | 503,278 | 539,700 | 545,452 | 579,530 | 589,835 |
| Interest income | | 16,994 | 20,577 | 22,381 | 24,190 | 25,188 |
| Other income | | 5,079 | 4,404 | 2,052 | 7,113 | 4,029 |
| **Total revenues** | | **911,039** | **966,416** | **970,729** | **1,015,583** | **1,025,297** |
| **Property operating expenses:** | | | | | | |
| Seniors housing operating | | 344,070 | 362,032 | 365,966 | 393,889 | 398,636 |
| Outpatient medical | | 36,885 | 36,647 | 38,074 | 36,347 | 38,045 |
| Life science | | 4,182 | 3,662 | - | - | - |
| **Total property operating expenses** | | **385,137** | **402,341** | **404,040** | **430,236** | **436,681** |
| **Net operating income:** | | | | | | |
| Seniors housing triple-net | | 146,560 | 154,256 | 158,853 | 162,977 | 163,739 |
| Long-term/post-acute care | | 129,758 | 133,280 | 135,565 | 138,594 | 143,223 |
| Hospitals | | 2,861 | 2,790 | 2,790 | 2,790 | - |
| Seniors housing operating | | 161,253 | 181,910 | 181,293 | 187,733 | 194,399 |
| Outpatient medical | | 79,601 | 86,175 | 88,166 | 92,245 | 87,197 |
| Life science | | 5,847 | 5,625 | - | - | - |
| Non-segment/corporate | | 22 | 39 | 22 | 1,008 | 58 |
| **Net operating income** | **$** | **525,902 $** | **564,075 $** | **566,689 $** | **585,347 $** | **588,616** |

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 25. Includes amounts from investments sold or held for sale. See pages 15-16 for more information. During the quarter ended March 31, 2016, four properties were reclassified from Hospitals to the Outpatient Medical category. Accordingly, all periods have been restated to reflect the current classifications.

(dollars in thousands)

## Leverage and EBITDA Reconciliations[1]

| | Twelve Months Ended March 31, 2016 | Three Months Ended March 31, 2016 |
|---|---|---|
| Net income | $ 844,606 | $ 165,474 |
| Interest expense | 504,048 | 132,960 |
| Income tax expense (benefit) | 5,030 | (1,725) |
| Depreciation and amortization | 866,106 | 228,696 |
| Stock-based compensation | 29,976 | 8,186 |
| Loss (gain) on extinguishment of debt | 19,252 | (24) |
| **EBITDA** | **$ 2,269,018** | **$ 533,567** |
| Transaction costs | 70,579 | 8,208 |
| Loss/impairment (gain) on sales of properties, net | (209,228) | 14,314 |
| Other expenses[2] | 40,636 | - |
| Additional other income[3] | (2,144) | - |
| **Adjustments** | **(100,157)** | **22,522** |
| **Adjusted EBITDA** | **$ 2,168,861** | **$ 556,089** |
| | | |
| **Interest Coverage Ratios** | | |
| Interest expense | $ 504,048 | $ 132,960 |
| Capitalized interest | 9,320 | 3,037 |
| Non-cash interest expense | (1,868) | 599 |
| **Total interest** | **$ 511,500** | **$ 136,596** |
| EBITDA | $ 2,269,018 | $ 533,567 |
| **Interest coverage ratio** | **4.44x** | **3.91x** |
| Adjusted EBITDA | $ **2,168,861** | $ **556,089** |
| **Adjusted Interest coverage ratio** | **4.24x** | **4.07x** |
| | | |
| **Fixed Charge Coverage Ratios** | | |
| Total interest | $ 511,500 | $ 136,596 |
| Secured debt principal amortization | 70,076 | 18,642 |
| Preferred dividends | 65,408 | 16,352 |
| **Total fixed charges** | **$ 646,984** | **$ 171,590** |
| EBITDA | $ 2,269,018 | $ 533,567 |
| **Fixed charge coverage ratio** | **3.51x** | **3.11x** |
| Adjusted EBITDA | $ **2,168,861** | $ **556,089** |
| **Adjusted Fixed charge coverage ratio** | **3.35x** | **3.24x** |
| | | |
| **Net Debt to EBITDA Ratios** | | |
| Total debt | | $ 13,063,198 |
| Less: cash and cash equivalents[4] | | (355,949) |
| **Net debt** | | **$ 12,707,249** |
| EBITDA Annualized | | 2,134,268 |
| **Net debt to EBITDA ratio** | | **5.95x** |
| Adjusted EBITDA Annualized | | $ 2,224,356 |
| **Net debt to Adjusted EBITDA ratio** | | **5.71x** |

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 25.

(2) Costs incurred during the twelve months ended include the $35,648,000 write-down of Genesis Healthcare stock investment (which netted against $58,427,000 derivative gain recorded in 1Q15). Also includes $4,988,000 of costs incurred related to the termination of our investment in a strategic medical office partnership and cash-based costs associated with the retirement of an executive officer.

(3) Early termination fee on loan payoff.

(4) Includes IRC section 1031 deposits, if any.

(amounts in thousands except per share data)

## Leverage and Current Capitalization

| | | Consolidated | % of Total | Net debt %[4] |
|---|---|---|---|---|
| **Book Capitalization** | | | | |
| Lines of credit | $ | 645,000 | 2.3% | |
| Long-term debt obligations[1] | | 12,418,198 | 43.7% | |
| **Debt to consolidated book capitalization** | | **13,063,198** | **46.0%** | **45.3%** |
| Total equity[2] | | 15,359,449 | 54.0% | |
| **Consolidated book capitalization** | **$** | **28,422,647** | **100.0%** | |
| Joint venture debt, net[3] | | (90,328) | | |
| **Total book capitalization** | **$** | **28,332,319** | | |
| **Undepreciated Book Capitalization** | | | | |
| Lines of credit | $ | 645,000 | 1.9% | |
| Long-term debt obligations[1] | | 12,418,198 | 38.3% | |
| **Debt to consolidated undepreciated book capitalization** | | **13,063,198** | **40.2%** | **39.6%** |
| Accumulated depreciation and amortization | | 4,032,726 | 12.5% | |
| Total equity[2] | | 15,359,449 | 47.3% | |
| **Consolidated undepreciated book capitalization** | **$** | **32,455,373** | **100.0%** | |
| Joint venture debt, net[3] | | (90,328) | | |
| **Total undepreciated book capitalization** | **$** | **32,365,045** | | |
| **Enterprise Value** | | | | |
| Lines of credit | $ | 645,000 | 1.6% | |
| Long-term debt obligations[1] | | 12,418,198 | 31.3% | |
| **Debt to consolidated enterprise value** | | **13,063,198** | **32.9%** | **32.3%** |
| Common shares outstanding | | 356,773 | | |
| Period end share price | | $69.34 | | |
| **Common equity market capitalization** | | **24,738,620** | **62.4%** | |
| Noncontrolling interests | | 839,856 | 2.1% | |
| Preferred stock | | 1,006,250 | 2.6% | |
| **Consolidated enterprise value** | **$** | **39,647,924** | **100.0%** | |
| Joint venture debt, net[3] | | (90,328) | | |
| **Total enterprise value** | **$** | **39,557,596** | | |
| **Secured Debt as % of Total Assets** | | | | |
| **Secured debt[1]** | **$** | **3,515,053** | **12.1%** | |
| Total assets | $ | 29,088,293 | | |
| **Total Debt as % of Total Assets** | | | | |
| **Total debt[1]** | **$** | **13,063,198** | **44.9%** | |
| Total assets | $ | 29,088,293 | | |
| **Unsecured Debt as % of Unencumbered Assets** | | | | |
| **Unsecured debt[1]** | **$** | **9,473,053** | **39.3%** | |
| Unencumbered assets | $ | 24,116,290 | | |

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) Includes all noncontrolling interests as reflected on our balance sheet.

(3) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt. See page 23.

(4) Represents relevant stats presented on a net debt basis which represents consolidated debt minus cash and cash equivalents of $355,949,000 (inclusive of IRC section 1031 deposits, if any).

(dollars in thousands at Welltower pro rata ownership)

## Revenue and Lease Maturity[1]

| Year | Rental Income: Seniors Housing Triple-net | Rental Income: Long-Term / Post-Acute Care | Rental Income: Outpatient Medical | Interest Income | Seniors Housing Operating | Total Revenues | % of Total |
|---|---|---|---|---|---|---|---|
| 2016 | $ - | $ - | $ 13,366 | $ 6,026 | $ - | $ 19,392 | 0.5% |
| 2017 | 12,846 | - | 25,047 | 48,175 | - | 86,068 | 2.2% |
| 2018 | 37,165 | 5,206 | 22,133 | 8,119 | - | 72,623 | 1.8% |
| 2019 | 1,267 | - | 25,459 | 10,775 | - | 37,501 | 0.9% |
| 2020 | 14,603 | - | 29,530 | 627 | - | 44,760 | 1.1% |
| 2021 | 11,201 | 24,963 | 31,056 | 2,472 | - | 69,692 | 1.8% |
| 2022 | 2,173 | 30,937 | 43,600 | 146 | - | 76,856 | 1.9% |
| 2023 | 692 | - | 26,008 | 12,187 | - | 38,887 | 1.0% |
| 2024 | 11,662 | 468 | 36,936 | 284 | - | 49,350 | 1.2% |
| 2025 | 65,834 | - | 16,169 | 6,060 | - | 88,063 | 2.2% |
| 2026 | 43,494 | 35,575 | 19,161 | 1,241 | - | 99,471 | 2.5% |
| Thereafter | 420,016 | 418,030 | 78,532 | 7,627 | 2,348,100 | 3,272,305 | 82.7% |
| | $ 620,953 | $ 515,179 | $ 366,997 | $ 103,739 | $ 2,348,100 | $ 3,954,968 | 100.0% |
| Weighted Avg Maturity Years[2] | 12 | 13 | 7 | 4 | n/a | 11 | |

## Debt Maturities and Principal Payments[3]

| Year | Lines of Credit[4] | Senior Notes[5,6,7] | Pro Rata Secured Debt | Combined Debt[8] | % of Total | Wtd. Avg. Interest Rate |
|---|---|---|---|---|---|---|
| 2016 | $ - | $ - | $ 397,846 | $ 397,846 | 3.1% | 4.8% |
| 2017 | - | 450,000 | 443,998 | 893,998 | 6.9% | 4.7% |
| 2018 | - | 450,000 | 528,902 | 978,902 | 7.5% | 3.8% |
| 2019 | 645,000 | 1,292,767 | 382,091 | 2,319,858 | 17.9% | 2.8% |
| 2020 | - | 681,321 | 166,311 | 847,632 | 6.5% | 5.1% |
| 2021 | - | 450,000 | 311,961 | 761,961 | 5.9% | 4.9% |
| 2022 | - | 600,000 | 211,225 | 811,225 | 6.3% | 5.0% |
| 2023 | - | 500,000 | 191,909 | 691,909 | 5.3% | 3.9% |
| 2024 | - | 400,000 | 190,824 | 590,824 | 4.6% | 3.9% |
| 2025 | - | 1,250,000 | 411,925 | 1,661,925 | 12.8% | 3.7% |
| Thereafter | - | 2,860,005 | 161,168 | 3,021,173 | 23.3% | 4.7% |
| Totals | $ 645,000 | $ 8,934,093 | $ 3,398,160 | $ 12,977,253 | 100% | |
| Weighted Avg Interest Rate[9] | 1.4% | 4.3% | 4.5% | 4.2% | | |
| Weighted Avg Maturity Years | 3.6 | 9.2 | 7.4 | 7.9 | | |
| % Floating Rate Debt | 100.0% | 7.8% | 13.6% | 13.9% | | |

Notes:

(1) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable. Seniors Housing Operating revenue represents current quarter resident fee and service income annualized and adjusted for timing adjustments for current quarter acquisitions.

(2) Weighted average revenue maturity of 11 years includes rental/interest income and excludes seniors housing operating revenues which have no fixed maturities.

(3) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(4) The primary unsecured credit facility has capacity of $2.5 billion with remaining availability of $1.8 billion. As of March 31, 2016, letters of credit in the aggregate amount of $49 million have been issued which reduces the available borrowing capacity. The primary unsecured credit facility matures on October 31, 2018 (with an option to extend for an additional year at our discretion).

(5) 2019 amounts include a $500 million term loan and a $250 million Canadian denominated unsecured term loan (approximately $193 million USD at March 31, 2016). The loans mature on October 31, 2018 and include an option to extend for an additional year at our discretion. The interest rates on the loans are LIBOR + 97.5 bps for USD and CDOR + 97.5 bps for CAD.

(6) 2020 amounts include $300 million of Canadian denominated 3.35% senior unsecured notes (approximately $231 million USD at March 31, 2016). The notes mature on November 25, 2020.

(7) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately $791 million USD at March 31, 2016). The notes mature on November 20, 2028. Also included is £500 million of 4.5% senior unsecured notes (approximately $719 million USD at March 31, 2016). The notes mature on December 1, 2034.

(8) Excludes capital lease obligations of $75 million, of which $1 million mature in October 2018, $1 million mature in August 2019, $70 million mature in April 2023 and $3 million have various maturities.

(9) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 92.5 bps. Senior notes and secured debt average interest rate represents the face value note rate.

**Age:** Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.

**Cap-ex, Tenant Improvements, Leasing Commissions:** Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

**Construction Conversion:** Represents completed construction projects that were placed into service and began generating NOI.

**EBITDAR:** Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

**EBITDAR Coverage:** Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

**EBITDARM:** Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

**EBITDARM Coverage:** Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

**Entrance Fee:** A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

**Health System-Affiliated:** Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

**Hospitals:** Hospitals generally include only acute care hospitals, which provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories.

**Life Science:** Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies. Our investment in the Life Science portfolio was sold in the second quarter of 2015.

**Long-Term/Post-Acute Care:** Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.

**MSA:** For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city's center.

**Occupancy:** Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

**Outpatient Medical:** Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.

**Quality Mix:** Non-Medicaid revenue as a percentage of total revenue at a facility.

**Renewal Rate:** The ratio of total renewed square feet to total square feet expiring and available for lease.

**Renewed Square Feet:** Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

**Seniors Housing Operating:** Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

**Seniors Housing Triple-net:** Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.

**Square Feet:** Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

**Stable:** Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A triple-net entrance fee property is considered stable upon achieving 80% occupancy. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale, assets transitioned less than 12 months prior to current quarter end as well as assets disposed of during the current quarter.

**Unstabilized:** An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

# Supplemental Reporting Measures

The company believes that net income attributable to common stockholders, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI and SSCNOI to be useful supplemental measures of its operating performance.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and outpatient medical properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. In-Place NOI represents NOI excluding interest income, other income and non-cash NOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Any properties acquired, developed/redeveloped, transitioned, sold or classified as held for sale during that period are excluded from the same store amounts. Normalizers include adjustments and reclassifications that in management's opinion are appropriate in considering SSCNOI, a supplemental, non-GAAP performance measure. None of these adjustments or reclassifications, which may increase or decrease SSCNOI, are reflected in the company's financial statements prepared in accordance with U.S. GAAP. The company believes NOI, In-Place NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI, In-Place NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing properties. It is calculated as total revenues divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. The company uses REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing portfolio.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Covenants in our primary unsecured credit facility and senior unsecured notes contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined EBITDA to include adjustments for stock-based compensation expense, provision for loan losses and gains/losses on extinguishment of debt. Adjusted EBITDA represents EBITDA (as defined) adjusted for transactions costs, gains/losses/impairments on properties and gains/losses on derivatives.

We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA and Adjusted EBITDA to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. EBITDA (as defined) is also used to determine our compliance with financial covenants in our primary unsecured credit facility and senior unsecured notes and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands, except REVPOR)

## Non-GAAP Reconciliations

| NOI Reconciliation: | | 1Q15 | 2Q15 | 3Q15 | 4Q15 | 1Q16 |
|---|---|---|---|---|---|---|
| Net operating income[1] | $ | 525,902 $ | 564,075 $ | 566,689 $ | 585,347 $ | 588,616 |
| Reconciling items: | | | | | | |
| Interest expense | | (121,080) | (118,861) | (121,130) | (131,097) | (132,960) |
| Depreciation and amortization | | (188,829) | (208,802) | (205,799) | (222,809) | (228,696) |
| General and administrative expenses | | (34,755) | (38,474) | (36,950) | (36,854) | (45,691) |
| Transaction costs | | (48,937) | (12,491) | (9,333) | (40,547) | (8,208) |
| Gain (loss) on derivatives, net | | 58,427 | - | - | - | - |
| Gain (loss) on extinguishment of debt, net | | (15,401) | (18,887) | (584) | 195 | 24 |
| Other expenses | | - | (10,583) | - | (35,648) | - |
| Income tax benefit (expense) | | 304 | (7,417) | 3,344 | (2,682) | 1,725 |
| Pro rata adjustments[2] | | (20,834) | (8,212) | 974 | (2,172) | 4,978 |
| Gain (loss) on sales of properties, net | | 56,845 | 190,111 | 2,046 | 31,385 | - |
| Impairment of assets | | (2,220) | - | - | - | (14,314) |
| Preferred dividends | | (16,352) | (16,352) | (16,352) | (16,352) | (16,352) |
| Loss (income) attributable to noncontrolling interests | | (2,271) | (1,534) | (862) | 4,165 | (153) |
| | | (335,103) | (251,502) | (384,646) | (452,416) | (439,647) |
| Net income (loss) attributable to common stockholders | $ | 190,799 $ | 312,573 $ | 182,043 $ | 132,931 $ | 148,969 |

### In-Place NOI Reconciliation

| | | Seniors Housing Triple-net | Long-Term /Post-Acute Care | Seniors Housing Operating | Outpatient Medical | Corporate / Other | Total |
|---|---|---|---|---|---|---|---|
| Revenues | $ | 163,739 $ | 143,223 $ | 593,035 $ | 125,242 $ | 58 $ | 1,025,297 |
| Property operating expenses | | - | - | 398,636 | 38,045 | - | 436,681 |
| Net operating income[1] | $ | 163,739 $ | 143,223 $ | 194,399 $ | 87,197 $ | 58 $ | 588,616 |
| Adjust: | | | | | | | |
| Interest income | | (9,345) | (13,508) | (1,031) | (1,304) | - | (25,188) |
| Other income | | (465) | (1,024) | (2,169) | (313) | (58) | (4,029) |
| Sold / held for sale | | (1,836) | (52) | - | (2,221) | - | (4,109) |
| Non-cash NOI | | (5,513) | (17,728) | 247 | (2,866) | - | (25,860) |
| Timing adjustments[3] | | 511 | 430 | 821 | 761 | - | 2,523 |
| In-Place NOI at Welltower pro rata ownership | $ | 147,091 $ | 111,341 $ | 192,267 $ | 81,254 $ | - $ | 531,953 |
| Annualized In-Place NOI at Welltower pro rata ownership | $ | 588,364 $ | 445,364 $ | 769,068 $ | 325,016 $ | - $ | 2,127,812 |

Notes:
(1) See page 20.
(2) Represents NOI amounts attributable to joint venture partners, both majority and minority.
(3) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.

# Supplemental Reporting Measures

(dollars in thousands, except REVPOR)

## SHO REVPOR Reconciliation

| | CA | UK | US | Total |
|---|---|---|---|---|
| Consolidated revenues | $ 605,369 | $ 605,369 | $ 605,369 | $ 605,369 |
| Unconsolidated revenues attributable to Welltower[1] | 39,078 | 39,078 | 39,078 | 39,078 |
| Less revenues attributable to noncontrolling interests[2] | (51,412) | (51,412) | (51,412) | (51,412) |
| Total revenues at Welltower pro rata ownership | $ 593,035 | $ 593,035 | $ 593,035 | $ 593,035 |
| Less revenues not included in REVPOR calculation | (3,161) | (3,161) | (3,161) | (3,161) |
| Adjustment for standardized currency rate[3] | 1,574 | 3,000 | - | 4,574 |
| Less revenues not derived in country | (494,537) | (521,235) | (163,975) | - |
| Total local revenues | $ 96,911 | $ 71,639 | $ 425,899 | $ 594,448 |
| Average occupied units/month | 12,467 | 2,580 | 21,170 | 36,217 |
| REVPOR/month in USD | $ 2,598 | $ 9,280 | $ 6,724 | $ 5,486 |
| REVPOR/month in local currency[3] | $ 3,506 | £ 6,208 | | |

## SS REVPOR Growth Reconciliation

| Total: | 2Q14 | 2Q15 | 3Q14 | 3Q15 | 4Q14 | 4Q15 | 1Q15 | 1Q16 | Avg. |
|---|---|---|---|---|---|---|---|---|---|
| Consolidated SHO revenues[4] | $ 468,914 | $ 539,805 | $ 483,791 | $ 547,081 | $ 488,546 | $ 586,826 | $ 494,561 | $ 605,369 | |
| Pro rata adjustments[5] | 8,659 | 4,137 | 8,494 | 178 | 10,457 | (5,204) | 10,762 | (12,334) | |
| SHO pro rata revenues[6] | 477,573 | 543,942 | 492,285 | 547,259 | 499,003 | 581,622 | 505,323 | 593,035 | |
| Adjustments[7] | (14,596) | (67,249) | (16,970) | (58,342) | (22,222) | (89,844) | (23,726) | (88,286) | |
| SHO SS revenues[8] | $ 462,977 | $ 476,693 | $ 475,315 | $ 488,917 | $ 476,781 | $ 491,778 | $ 481,597 | $ 504,749 | |
| Avg. occupied units/month[11] | 27,214 | 27,144 | 27,706 | 27,651 | 27,902 | 27,893 | 27,939 | 28,100 | |
| SHO SS REVPOR[12] | $ 5,687 | $ 5,870 | $ 5,672 | $ 5,846 | $ 5,649 | $ 5,829 | $ 5,762 | $ 6,004 | |
| SS REVPOR growth | | 3.2% | | 3.1% | | 3.2% | | 4.2% | 3.4% |
| **United States:** | | | | | | | | | |
| SHO SS revenues[8] | $ 462,977 | $ 476,693 | $ 475,315 | $ 488,917 | $ 476,781 | $ 491,778 | $ 481,597 | $ 504,749 | |
| Less non-US SS revenues[9] | (118,403) | (118,934) | (126,450) | (129,340) | (122,994) | (127,252) | (122,088) | (128,295) | |
| US SHO revenues[10] | $ 344,574 | $ 357,759 | $ 348,865 | $ 359,577 | $ 353,787 | $ 364,526 | $ 359,509 | $ 376,454 | |
| Avg. occupied units/month[11] | 17,793 | 17,782 | 17,797 | 17,752 | 18,039 | 17,977 | 18,024 | 18,027 | |
| US SHO SS REVPOR[12] | $ 6,473 | $ 6,725 | $ 6,481 | $ 6,697 | $ 6,484 | $ 6,704 | $ 6,667 | $ 6,980 | |
| US SS REVPOR growth | | 3.9% | | 3.3% | | 3.4% | | 4.7% | 3.8% |
| **United Kingdom:** | | | | | | | | | |
| SHO SS revenues[8] | $ 462,977 | $ 476,693 | $ 475,315 | $ 488,917 | $ 476,781 | $ 491,778 | $ 481,597 | $ 504,749 | |
| Less non-UK SS revenues[9] | (402,714) | (417,178) | (409,027) | (421,074) | (415,151) | (427,643) | (415,574) | (435,225) | |
| UK SHO revenues[10] | $ 60,263 | $ 59,515 | $ 66,288 | $ 67,843 | $ 61,630 | $ 64,135 | $ 66,023 | $ 69,524 | |
| Avg. occupied units/month[11] | 2,026 | 1,968 | 2,340 | 2,350 | 2,219 | 2,244 | 2,437 | 2,477 | |
| UK SHO SS REVPOR[12] | $ 9,941 | $ 10,110 | $ 9,364 | $ 9,544 | $ 9,184 | $ 9,450 | $ 9,057 | $ 9,383 | |
| UK SS REVPOR growth | | 1.7% | | 1.9% | | 2.9% | | 3.6% | 2.5% |
| **Canada:** | | | | | | | | | |
| SHO SS revenues[8] | $ 462,977 | $ 476,693 | $ 475,315 | $ 488,917 | $ 476,781 | $ 491,778 | $ 481,597 | $ 504,749 | |
| Less non-CA SS revenues[9] | (404,837) | (417,274) | (415,153) | (427,420) | (415,417) | (428,661) | (425,532) | (445,978) | |
| CA SHO revenues[10] | $ 58,140 | $ 59,419 | $ 60,162 | $ 61,497 | $ 61,364 | $ 63,117 | $ 56,065 | $ 58,771 | |
| Avg. occupied units/month[11] | 7,395 | 7,394 | 7,572 | 7,550 | 7,644 | 7,672 | 7,478 | 7,596 | |
| CA SHO SS REVPOR[12] | $ 2,628 | $ 2,686 | $ 2,627 | $ 2,693 | $ 2,654 | $ 2,720 | $ 2,506 | $ 2,586 | |
| CA SS REVPOR growth | | 2.2% | | 2.5% | | 2.5% | | 3.2% | 2.6% |

Notes:

(1) Represents Welltower's interest in joint venture properties where Welltower is the minority partner.

(2) Represents minority partners' share in joint venture properties where Welltower is the majority partner.

(3) Based on USD/CAD rate of 1.3495 and GBP/USD rate of 1.4950.

(4) Represents total consolidated revenues per U.S. GAAP which agree to or are derived from the relevant 10-Q/K.

(5) Represents amounts attributable to joint venture partners, both majority and minority.

(6) Represents total SHO revenues at Welltower pro rata ownership.

(7) Represents revenues not derived from local country properties or from non-SS properties, as well as non-cash revenues and normalizing adjustments for local country properties.

(8) Represents SS SHO revenues at Welltower pro rata ownership.

(9) Represents pro rata SS revenues derived outside the referenced country.

(10) Represents pro rata SS revenues derived solely from referenced country.

(11) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.

(12) Represents pro rata SS average revenues generated per occupied room per month related solely to the referenced country.

# Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

## Same Store Cash NOI Reconciliation

| | 1Q15 | 2Q15 | 3Q15 | 4Q15 | 1Q16 |
|---|---|---|---|---|---|
| **Seniors Housing Triple-net** | | | | | |
| NOI | $ 146,560 | $ 154,256 | $ 158,853 | $ 162,977 | $ 163,739 |
| Non-cash NOI on same store properties | (7,791) | (7,800) | (8,308) | (5,446) | (6,022) |
| NOI attributable to non-same store properties | (14,408) | (21,406) | (24,701) | (30,741) | (30,444) |
| Normalizing adjustments[1] | (190) | (306) | (354) | (145) | 403 |
| SSCNOI | 124,171 | 124,744 | 125,490 | 126,645 | 127,676 |
| **Long-Term/Post-Acute Care** | | | | | |
| NOI | 129,758 | 133,280 | 135,565 | 138,594 | 143,223 |
| Non-cash NOI on same store properties | (16,403) | (16,977) | (16,895) | (16,842) | (16,964) |
| NOI attributable to non-same store properties | (12,957) | (13,530) | (15,590) | (18,478) | (22,504) |
| SSCNOI | 100,398 | 102,773 | 103,080 | 103,274 | 103,755 |
| **Hospitals** | | | | | |
| NOI | 2,861 | 2,790 | 2,790 | 2,790 | - |
| NOI attributable to non-same store properties | (2,861) | (2,790) | (2,790) | (2,790) | - |
| SSCNOI | - | - | - | - | - |
| **Seniors Housing Operating** | | | | | |
| NOI | 161,253 | 181,910 | 181,293 | 187,733 | 194,399 |
| Non-cash NOI on same store properties | 245 | 247 | 249 | 248 | 228 |
| NOI attributable to non-same store properties | (6,056) | (16,627) | (18,433) | (29,740) | (32,056) |
| Normalizing adjustments[1] | (1,746) | (2,690) | 404 | 2,883 | (365) |
| SSCNOI | 153,696 | 162,840 | 163,513 | 161,124 | 162,206 |
| **Outpatient Medical** | | | | | |
| NOI | 79,601 | 86,175 | 88,166 | 92,245 | 87,197 |
| Non-cash NOI on same store properties | (2,113) | (2,023) | (1,985) | (1,968) | (1,413) |
| NOI attributable to non-same store properties | (5,463) | (10,925) | (13,555) | (16,962) | (11,882) |
| SSCNOI | 72,025 | 73,227 | 72,626 | 73,315 | 73,902 |
| **Life Science** | | | | | |
| NOI | 5,847 | 5,625 | - | - | - |
| NOI attributable to non-same store properties | (5,847) | (5,625) | - | - | - |
| SSCNOI | - | - | - | - | - |
| **Corporate** | | | | | |
| NOI | 22 | 39 | 22 | 1,008 | 58 |
| NOI attributable to non-same store properties | (22) - | (39) - | (22) - | (1,008) | (58) |
| SSCNOI | - | - | - | - | - |
| **Total** | | | | | |
| NOI | 525,902 | 564,075 | 566,689 | 585,347 | 588,616 |
| Non-cash NOI on same store properties | (26,062) | (26,553) | (26,939) | (24,008) | (24,171) |
| NOI attributable to non-same store properties | (47,614) | (70,942) | (75,091) | (99,719) | (96,944) |
| Normalizing Adjustments | (1,936) | (2,996) | 50 | 2,738 | 38 |
| SSCNOI | $ 450,290 | $ 463,584 | $ 464,709 | $ 464,358 | $ 467,539 |

Notes :

(1) Includes adjustments to reflect consistent ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.3495 and adjustments to translate UK properties at a GBP/USD rate of 1.4950.

(dollars in thousands, except REVPOR)

## SSCNOI Growth Reconciliation

| Total: | 2Q14 | 2Q15 | 3Q14 | 3Q15 | 4Q14 | 4Q15 | 1Q15 | 1Q16 | Avg. |
|---|---|---|---|---|---|---|---|---|---|
| SHO pro rata NOI[1] | $ 162,481 | $ 181,910 | $ 167,192 | $ 181,293 | $ 166,606 | $ 187,733 | $ 161,253 | $ 194,399 | |
| Adjustments[2] | (6,652) | (20,942) | (9,136) | (18,898) | (12,195) | (28,194) | (7,557) | (32,193) | |
| SHO pro rata SSCNOI[3] | $ 155,829 | $ 160,968 | $ 158,056 | $ 162,395 | $ 154,411 | $ 159,539 | $ 153,696 | $ 162,206 | |
| SHO SSCNOI growth | | 3.3% | | 2.7% | | 3.3% | | 5.5% | 3.7% |
| **United States:** | | | | | | | | | |
| SHO pro rata SSCNOI[3] | $ 155,829 | $ 160,968 | $ 158,056 | $ 162,395 | $ 154,411 | $ 159,539 | $ 153,696 | $ 162,206 | |
| Less non-US SSCNOI[4] | (45,259) | (44,636) | (47,537) | (47,866) | (44,768) | (45,217) | (43,568) | (46,458) | |
| US SHO SSCNOI[5] | $ 110,570 | $ 116,332 | $ 110,519 | $ 114,529 | $ 109,643 | $ 114,322 | $ 110,128 | $ 115,748 | |
| US SHO SSCNOI growth | | 5.2% | | 3.6% | | 4.3% | | 5.1% | 4.6% |
| **United Kingdom:** | | | | | | | | | |
| SHO pro rata SSCNOI[3] | $ 155,829 | $ 160,968 | $ 158,056 | $ 162,395 | $ 154,411 | $ 159,539 | $ 153,696 | $ 162,206 | |
| Less non-UK SSCNOI[4] | (133,062) | (139,495) | (134,251) | (138,866) | (132,550) | (138,282) | (131,390) | (138,548) | |
| UK SHO SSCNOI[5] | $ 22,767 | $ 21,473 | $ 23,805 | $ 23,529 | $ 21,861 | $ 21,257 | $ 22,306 | $ 23,658 | |
| UK SHO SSCNOI growth | | -5.7% | | -1.2% | | -2.8% | | 6.1% | -0.9% |
| **Canada:** | | | | | | | | | |
| SHO pro rata SSCNOI[3] | $ 155,829 | $ 160,968 | $ 158,056 | $ 162,395 | $ 154,411 | $ 159,539 | $ 153,696 | $ 162,206 | |
| Less non-CA SSCNOI[4] | (133,337) | (137,805) | (134,324) | (138,058) | (131,504) | (135,579) | (132,434) | (139,406) | |
| CA SHO SSCNOI[5] | $ 22,492 | $ 23,163 | $ 23,732 | $ 24,337 | $ 22,907 | $ 23,960 | $ 21,262 | $ 22,800 | |
| CA SHO SSCNOI growth | | 3.0% | | 2.5% | | 4.6% | | 7.2% | 4.3% |

## SHO SSCNOI/Unit Reconciliation

| Total | 2Q15 | 3Q15 | 4Q15 | 1Q16 | TTM |
|---|---|---|---|---|---|
| SHO pro rata NOI[1] | $ 181,910 | $ 181,293 | $ 187,733 | $ 194,399 | $ 745,335 |
| Adjustments[6] | (19,070) | (17,780) | (26,609) | (32,193) | (95,652) |
| Total SSCNOI | $ 162,840 | $ 163,513 | $ 161,124 | $ 162,206 | $ 649,683 |
| Average units in service[7] | | | | | 31,474 |
| SSCNOI per unit in USD | | | | | $ 20,642 |
| **United States** | **2Q15** | **3Q15** | **4Q15** | **1Q16** | **TTM** |
| Total SHO SSCNOI | $ 162,840 | $ 163,513 | $ 161,124 | $ 162,206 | $ 649,683 |
| Adjustments[6] | (43,942) | (46,051) | (44,958) | (46,458) | (181,409) |
| Total local SSCNOI | $ 118,898 | $ 117,462 | $ 116,166 | $ 115,748 | $ 468,274 |
| Average units in service[7] | | | | | 20,232 |
| SSCNOI per unit in USD | | | | | $ 23,145 |
| **United Kingdom** | **2Q15** | **3Q15** | **4Q15** | **1Q16** | **TTM** |
| Total SHO SSCNOI | $ 162,840 | $ 163,513 | $ 161,124 | $ 162,206 | $ 649,683 |
| Adjustments[6] | (140,702) | (140,015) | (138,370) | (138,548) | (557,635) |
| Total local SSCNOI | $ 22,138 | $ 23,498 | $ 22,754 | $ 23,658 | $ 92,048 |
| Average units in service[7] | | | | | 2,915 |
| SSCNOI per unit in USD | | | | | $ 31,577 |
| SSCNOI per unit in GBP[8] | | | | | £ 21,122 |
| **Canada** | **2Q15** | **3Q15** | **4Q15** | **1Q16** | **TTM** |
| Total SHO SSCNOI | $ 162,840 | $ 163,513 | $ 161,124 | $ 162,206 | $ 649,683 |
| Adjustments[6] | (141,036) | (140,960) | (138,920) | (139,406) | (560,322) |
| Total local SSCNOI | $ 21,804 | $ 22,553 | $ 22,204 | $ 22,800 | $ 89,361 |
| Average units in service[7] | | | | | 8,327 |
| SSCNOI per unit in USD | | | | | $ 10,731 |
| SSCNOI per unit in CAD[8] | | | | | $ 14,482 |

Notes:

(1) Represents total SHO NOI at Welltower pro rata ownership. See pages 15 and 20.

(2) Represents NOI not derived from non-SS properties, as well as non-cash NOI and normalizing adjustments for SS properties. See page 25 for descriptions of non-SSCNOI items.

(3) Represents SHO SSCNOI at Welltower pro rata ownership.

(4) Represents pro rata SSCNOI derived outside the referenced country.

(5) Represents pro rata SSCNOI derived solely from referenced country.

(6) Represents NOI not derived from local country properties or from non-SS properties, as well as non-cash NOI and normalizing adjustments for local country properties. See page 25 for descriptions of non-SSCNOI items.

(7) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

(8) Based on GBP/USD rate of 1.4950 and USD/CAD rate of 1.3495.

## Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

## Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated May 3, 2016 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. The company also routinely posts important information on its website at www.welltower.com in the "Investors" section, including corporate and investor presentations and financial information. The company intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on its website under the heading "Investors." Accordingly, investors should monitor such portion of the company's website in addition to following its press releases, public conference calls and filings with the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

## About Welltower

Welltower Inc. (NYSE:HCN), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people's wellness and overall health care experience. Welltower™, a real estate investment trust (REIT), owns more than 1,400 properties in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com